As filed with the Securities and Exchange Commission on August 21, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVAGO TECHNOLOGIES LIMITED

(Exact name of registrant as specified in its charter)

Singapore	98-0682363
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Yishun Avenue 7

Singapore 768923

(65) 6755-7888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

1090 Vermont Avenue NW

Washington, D.C. 20005

(800) 222-2122

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony J. Richmond Gregory P. Rodgers Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Patricia H. McCall Rebecca Boyden c/o Avago Technologies U.S. Inc. 350 W. Trimble Road, Building 90 San Jose, California, 95131 (408) 435-7400

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
2.0% Convertible Senior Notes due 2021	$1,000,000,000	100%	$1,000,000,000	$128,800
Ordinary shares, no par value	21,857,900 (2)	—	—	(3)
Total				$128,800

(1)	Equals the aggregate principal amount of notes being registered. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents the maximum number of ordinary shares, no par value (“ordinary shares”), issuable upon conversion of the notes registered hereby at a conversion rate corresponding to the maximum conversion rate of 21.8579 of our ordinary shares per $1,000 principal amount of 2.0% Convertible Senior Notes due 2021. Pursuant to Rule 416 under the Securities Act, the registrant is also registering such indeterminate number of ordinary shares as may be issued from time to time upon conversion of the notes as a result of the anti-dilution provisions thereof.
(3)	No additional consideration will be received upon conversion of such notes, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

PROSPECTUS

$1,000,000,000 2.0% Convertible Senior Notes due 2021

and any Ordinary Shares issuable upon conversion

In May 2014, we sold $1,000,000,000 principal amount of our 2.0% Convertible Senior Notes due 2021 (the “notes”) to SLP Argo I Ltd., a Cayman Islands exempted company, and SLP Argo II, Ltd., a Cayman Islands exempted company (collectively and as further provided for in “Selling Securityholders” in this prospectus, the “selling securityholders”). We offered and sold the notes to the selling securityholders in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

This prospectus may be used from time to time by the selling securityholders to offer up to $1,000,000,000 in aggregate principal amount of the notes and the ordinary shares issuable upon conversion of the notes, if any, in any manner described under “Plan of Distribution” in this prospectus. The selling securityholders may sell the notes or any such ordinary shares in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. If the selling securityholders use underwriters, broker-dealers or agents, we will name them and describe their compensation in a supplement to this prospectus as may be required. We will receive no proceeds from any sale by the selling securityholders of the securities offered by this prospectus, but in some cases we have agreed to pay certain registration expenses.

This prospectus has not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for the subscription or purchase, of any of the securities registered hereby may not be circulated or distributed, nor may any of the securities registered hereby be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than pursuant to, and in accordance with, the conditions of applicable provisions of the Securities and Futures Act, Chapter 289 of Singapore. See “Plan of Distribution—Singapore.”

The notes are not listed on any securities exchange. Our ordinary shares are listed on The NASDAQ Global Select Market, or Nasdaq, under the symbol “AVGO.” On August 20, 2014, the last reported sale price of our ordinary shares on Nasdaq was $76.38 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 21, 2014.

PROSPECTUS

Important Notice About the Information Presented In This Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus, any supplement to this prospectus or any free writing prospectus we have authored. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information in this prospectus, any supplement to this prospectus or any free writing prospectus we have authored is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition and results of operations may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for the subscription or purchase, of any of the securities registered hereby may not be circulated or distributed, nor may any of the securities registered hereby be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore.

As used in this prospectus, “Avago,” “Company,” “we,” “our” or “us” refers to Avago Technologies Limited and its subsidiaries on a consolidated basis, unless otherwise indicated. When we refer to “you,” we mean the holders of the notes or any ordinary shares issuable upon conversion of the notes, as applicable.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our notes or ordinary shares. You should read this entire prospectus carefully, including the “Risk Factors” on page 5 of this prospectus and our consolidated financial statements and the related notes and other documents incorporated by reference.

Avago Technologies Limited

We are a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products and complex digital and mixed signal complementary metal oxide semiconductor (CMOS) based devices. III-V semiconductor materials have higher electrical conductivity and thus tend to have better performance characteristics in radio frequency, or RF, and optoelectronic applications than silicon. III-V refers to elements from those groups in the periodic table of chemical elements, and examples of these materials are gallium arsenide (GaAs), gallium nitride (GaN) and indium phosphide (InP). We differentiate ourselves through our high performance design and integration capabilities. Our product portfolio is extensive and includes thousands of products in four primary target markets: enterprise storage, wired infrastructure, wireless communications and industrial & other. Applications for our products in these target markets include hard disk drives, servers, enterprise storage systems, data networking and telecommunications equipment, cellular phones, and factory automation.

On May 6, 2014, we completed our previously announced acquisition of LSI Corporation (“LSI”), with LSI surviving as an indirect wholly owned subsidiary of Avago (the “LSI Acquisition”). On May 29, 2014, we announced that we have entered into a definitive asset purchase agreement with Seagate Technology plc (“Seagate”) under which Seagate will acquire the assets of LSI’s Accelerated Solutions Division and Flash Components Division from us for $450 million in cash. In addition, on August 11, 2014, we completed our previously announced acquisition of PLX Technology, Inc. (“PLX”) in an all-cash transaction valued at approximately $309 million, with PLX surviving as an indirect wholly-owned subsidiary of Avago.

Avago Technologies Limited was incorporated under the laws of the Republic of Singapore in August 2005. Our Singapore company registration number is 200510713C. The address of our registered office and our principal executive offices is 1 Yishun Avenue 7, Singapore 768923, and our telephone number is +65-6755-7888. We are the successor to the Semiconductor Products Group of Agilent Technologies, Inc., which we acquired on December 1, 2005. All of our operations are conducted through our various subsidiaries, which are organized and operated according to the laws of their country of incorporation, and consolidated by Avago Technologies Limited.

Our website address is www.avagotech.com. The information on, or accessible through, our website is not part of this prospectus.

The Notes

The following is a brief summary of certain terms of the notes. For a more complete description of the terms of the notes, see “Description of Notes” in this prospectus.

The Notes	$1,000,000,000 principal amount of our 2.0% Convertible Senior Notes due 2021

Maturity Date	August 15, 2021, unless earlier converted, redeemed or repurchased by us.

Interest and Interest Payment Dates	2.0% per year, accruing from May 6, 2014 and payable semi-annually in arrears on May 1 and November 1 of each year (beginning on November 1, 2014) and the maturity date.

Regular Record Dates	April 15 and October 15 of each year, preceding the relevant interest payment date, and August 1, 2021 in respect of the maturity date.

Conversion Rights	Holders may convert all or a portion of their notes at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date based on the applicable conversion rate. The initial conversion rate for the notes is 20.8160 ordinary shares per $1,000 principal amount of notes.

Upon conversion of any note, we will pay or deliver, as the case may be, to the converting holder, in respect of each $1,000 principal amount of notes being converted, (i) cash, (ii) ordinary shares, together with cash, if applicable, in lieu of delivering any fractional ordinary share or (iii) a combination of cash and ordinary shares, together with cash, if applicable, in lieu of delivering any fractional ordinary share, at our election. See “Description of Notes—Conversion Rights.” Holders who convert their notes in connection with a make-whole fundamental change, as defined herein, may be entitled to a make-whole premium in the form of an increase in the conversion rate. See “Description of Notes—Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change.”

Fundamental Change	If we undergo a fundamental change, as defined herein, subject to certain conditions, a holder will have the right, at its option, to require us to repurchase for cash any or all of its notes. The fundamental change repurchase price will equal 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change.”

Optional Redemption

Prior to May 6, 2019, we may not redeem the notes. Beginning on May 6, 2019, we may, at our option, redeem the notes, in whole or in part, other than the notes that we are required to repurchase, if the closing sale price of the ordinary shares for 20 or more trading days in the period of 30 consecutive trading days ending on the trading day immediately prior to the date on which we provide notice of such redemption exceeds 150% of the applicable conversion price in effect on each such trading day. The redemption price will be equal to 100% of the principal amount of notes being redeemed, together with accrued and unpaid interest, if any, to, but not including, the redemption date. See “Description of Notes—Optional Redemption.”

Additional Amounts	We will make all payments of cash or deliveries of ordinary shares, reference property, as defined herein, or otherwise in respect of the notes without withholding or deducting on account of any present or future tax, duty, levy, impost, assessment or other governmental charge in the nature of a tax (including, without limitation, penalties, interest and other additions thereto) imposed or levied by or on behalf of the government of any jurisdiction in which we are deemed to be organized, resident or doing business for tax purposes. However, if such withholding or deduction is required by law, rule, regulation or governmental policy having the force of law, we shall make such withholding or deduction and pay such additional amounts as may be necessary so that the net amount of cash, ordinary shares or reference property, as applicable, received by each holder after the withholding or deduction (including with respect to additional amounts) will not be less than the amount of cash, ordinary shares or reference property, as applicable, the holder would have received if the taxes of the relevant jurisdiction had not been withheld or deducted, subject to certain exceptions. See “Description of Notes—Additional Amounts.”

Tax Redemption

We may, at our option, offer to redeem the notes, in whole but not in part, at a redemption price payable in cash and equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, to, but excluding, the redemption date, if we have, or on the next interest payment date or upon conversion would, become obligated to pay to the holders additional amounts, as defined herein, as a result of (i) any change occurring on or after the issue date in the laws or any rules or regulations of the relevant jurisdiction, (ii) any amendment or change on or after the issue date in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) or (iii) the failure of the notes to constitute “qualifying debt securities” for the purposes of the Singapore Income Tax Act, Chapter 134 of Singapore or the failure of the conversion of notes to be exempt from relevant jurisdiction withholding requirements, subject to certain requirements. Each holder of notes will have the right to elect to not have all of its notes redeemed by delivering a written notice of election, and if such an election is made, we will not be obligated to pay any additional amounts on any payments with respect to the notes subject to such an election, and all future payments with respect to such notes will be subject to the deduction or withholding requirements of the relevant jurisdiction. See “Description of Notes—Redemption for Tax Reasons.”

Ranking	The notes are our senior unsecured obligations and rank:

•	senior in right of payment to any of our existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the notes;

•	equal in right of payment to any of our existing and future unsecured indebtedness or other obligations that are not so subordinated;

•	effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all existing and future indebtedness, other liabilities (including trade payables) of our subsidiaries.

Subsequent to the end of our second fiscal quarter on May 4, 2014 and in connection with the completion of the LSI acquisition on May 6, 2014, we terminated our 2013 credit agreement and entered into a new credit agreement. The new credit agreement is secured and provides for a term loan facility in the aggregate principal amount of $4.6 billion, a revolving credit facility in an aggregate principal amount of up to $500 million, swingline loans of up to $75 million in the aggregate and letters of credit of up to $100 million in the aggregate, which, in the case of swingline loans and letters of credit, reduce the available borrowing capacity under the revolving credit facility on a dollar for dollar basis.

Use of Proceeds	The selling securityholders will receive all of the proceeds from the sale under this prospectus of the notes and the ordinary shares issuable upon conversion of the notes, if any. We will not receive any proceeds from these sales.

Registration Rights	We prepared this prospectus in connection with our obligations under a registration rights agreement with respect to the resale of the notes and the ordinary shares issuable upon conversion of the notes, if any. Pursuant to such registration rights agreement, we will use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earliest of (i) such time as there are no outstanding registrable securities, (ii) such time as the holders, together with all affiliates, hold registrable securities with an aggregate principal amount of less than $100,000,000 and (iii) August 15, 2021.

Transfer Restrictions	The notes remain subject to transfer restrictions which contractually prohibit the transfer of the notes or any sale to a non-affiliated third party until November 6, 2014, subject to certain limited exceptions.

Listing	The notes are not listed on any securities exchange. Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol “AVGO.”

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes or the ordinary shares.

RISK FACTORS

Investing in the notes or ordinary shares (collectively, “securities”) involves risks. Before you make an investment decision, in addition to the risks and uncertainties discussed below and under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in our filings with the Securities and Exchange Commission, or the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or incorporated by reference herein, before making an investment decision. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material. For more information, see “Where You Can Find More Information.” The occurrence of any one or more of the following could materially adversely affect your investment in our securities or our business and operating results.

Risks Relating to the Notes

We expect that the trading price of the notes will be significantly affected by the market price of our ordinary shares, which may be volatile, as well as the general level of interest rates (including changes thereto as a result of Federal Reserve Policies) and our credit quality.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our ordinary shares could fluctuate significantly for many reasons, including in response to the risks described in this section or elsewhere in this prospectus or the documents we have incorporated by reference in this prospectus or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our ordinary shares would likely adversely impact the trading price of the notes. The market price of our ordinary shares could also be affected by possible sales of our ordinary shares by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that may develop involving our ordinary shares. This trading activity could, in turn, affect the trading prices of the notes.

Changes in prevailing interest rates will affect the trading price of the notes. During the term of the notes, interest rates will be influenced by a number of factors, most of which are beyond our control. In recent years, the Federal Reserve has undertaken a policy known as quantitative easing, which involves open market transactions by monetary authorities to stimulate economic activity through the purchase of assets with longer maturities than short-term government bonds. The Federal Reserve began a so-called “tapering” of quantitative easing in 2013 and has continued such “tapering” in 2014. Expectations for near-term tapering of quantitative easing have led to higher long-term interest rates, and market interest rates may continue to rise if the Federal Reserve continues, or accelerates the implementation of, the tapering policy. Interest rate movements may adversely affect the value of the embedded conversion option and the trading price of the notes.

In addition, our credit quality may vary substantially during the term of the notes and will be influenced by a number of factors, including variations in our cash flows and the amount of indebtedness we have outstanding. Any decrease in our credit quality would likely negatively impact the trading price of the notes.

We may issue additional ordinary shares (including upon conversion of the notes) or instruments convertible into ordinary shares, which may materially and adversely affect the market price of our ordinary shares and the trading price of the notes.

We may conduct future offerings of our ordinary shares, preferred stock or other securities convertible into our ordinary shares to fund acquisitions, finance operations or for other purposes. In addition, we may also issue ordinary shares under our equity awards plans. The notes do not contain restrictive covenants that would prevent us from offering our ordinary shares or other securities convertible into our ordinary shares in the future. The market price of ordinary shares or the trading price of the notes could decrease significantly if we conduct such future offerings, if any of our existing stockholders sells a substantial amount of our ordinary shares or if the market perceives that such offerings or sales may occur. Moreover, any additional issuance of our ordinary shares will dilute the ownership interest of our existing shareholders, and may adversely affect the ability of holders of the notes to participate in any appreciation of our ordinary shares.

The notes are effectively subordinated to any secured indebtedness we may incur and are structurally subordinated to all of the obligations of our subsidiaries, including trade payables, which may limit our ability to satisfy our obligations under the notes.

The notes are our senior unsecured obligations and rank:

•	senior in right of payment to any of our existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the notes;

•	equal in right of payment to any of our existing and future unsecured indebtedness or other obligations that are not so subordinated;

•	effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all existing and future indebtedness, other liabilities (including trade payables) of our subsidiaries.

Subsequent to the end of our second fiscal quarter on May 4, 2014 and in connection with the completion of the LSI acquisition on May 6, 2014, we terminated our 2013 credit agreement and entered into a new credit agreement. The new credit agreement is secured and provides for a term loan facility in the aggregate principal amount of $4.6 billion, a revolving credit facility in an aggregate principal amount of up to $500 million, swingline loans of up to $75 million in the aggregate and letters of credit of up to $100 million in the aggregate, which, in the case of swingline loans and letters of credit, reduce the available borrowing capacity under the revolving credit facility on a dollar for dollar basis.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings or financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

Potential purchasers of the notes may employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the ordinary shares underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our ordinary shares in lieu of or in addition to short selling the ordinary shares.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our ordinary shares). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority,

Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Act. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our ordinary shares or enter into swaps on our ordinary shares could adversely affect the trading price and the liquidity of the notes.

In addition, if investors and potential purchasers seeking to employ a convertible arbitrage strategy are unable to borrow or enter into swaps on our ordinary shares, in each case on commercially reasonable terms, the trading price and liquidity of the notes may be adversely affected.

The accounting method for convertible debt securities that may be settled in cash or in ordinary shares could have a material effect on our reported financial results.

Under U.S. GAAP, an entity must separately account for the debt component and the embedded conversion option of convertible debt instruments that may be settled entirely or partially in cash or in ordinary shares upon conversion, such as the notes offered hereby, in a manner that reflects the issuer’s economic interest cost. The effect of the accounting treatment for such instruments is that the value of such embedded conversion option is classified in stockholder’s equity and is amortized into interest expense over the term of the notes using an effective yield method. As a result, we will initially be required to record a greater amount of non-cash interest expense as a result of the amortization of the conversion feature to the notes’ face amount over the term of the notes. Accordingly, we will report lower net income because of the recognition of both the current period’s amortization of the conversion feature and the notes’ coupon interest, which could adversely affect our reported or future financial results, the trading price of our ordinary shares and the trading price of the notes.

Under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partially in cash are evaluated for their impact on earnings per share utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the notes are accounted for as if the number of ordinary shares that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be certain that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share could be adversely affected.

A holder of notes will not be entitled to any rights with respect to our ordinary shares, but may be subject to any changes made with respect to our ordinary shares.

A holder of notes will generally not be entitled to any rights with respect to our ordinary shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on ordinary shares), but will be subject to all changes affecting our ordinary shares to the extent the trading price of the notes depends on the market price of our ordinary shares, to the extent it receives ordinary shares upon conversion of its notes and to the extent such changes result in adjustment to the then applicable conversion rate. For example, if an amendment is proposed to our memorandum and articles of association which requires stockholder approval, a holder will not be entitled to vote on the amendment, although it will nevertheless be subject to any changes in the powers, preferences or special rights of the ordinary shares implemented by that amendment.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our ordinary shares may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our ordinary shares during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation. We may settle conversions of the notes in cash, ordinary shares (and cash in lieu of any fractional shares) or any combination thereof, at our election. If we elect to settle conversions of notes through payment or delivery, as the case may be, of cash or a combination of cash and ordinary shares, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our ordinary shares for each VWAP trading day in a 20 VWAP trading day observation period. As described under “Description of Notes—Conversion Rights—Settlement Upon Conversion,” the observation period with respect to any note surrendered for conversion, means: (i) if the relevant conversion date occurs prior to February 15, 2021, the 20 consecutive trading-day period beginning on, and including, the second trading day immediately succeeding such conversion date; (ii) if the relevant conversion date occurs on or after February 15, 2021, the 20 consecutive trading days beginning on, and including, the 22nd scheduled trading day immediately preceding the maturity date; and (iii) with respect to any conversion date occurring after the date of the issuance of a notice of optional redemption or notice of tax redemption, as applicable (and notwithstanding the immediately preceding clauses (i) and (ii)), the 20 consecutive trading day period beginning on, and including, the 22nd scheduled trading day immediately preceding the applicable redemption date.

If the price of our ordinary shares decreases during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation, the amount and/or value of consideration you receive will be adversely affected. In addition, if we elect to settle all or a part of our conversion obligation in cash and the market price of our ordinary shares at the end of such period is below the average of the volume weighted average prices of our ordinary shares during the relevant observation period, the value of any ordinary shares that you may receive in satisfaction of our conversion obligation will generally be less than the value used to determine the amount of consideration that you will receive upon conversion.

The notes and the indenture that governs the notes contain limited protections against certain types of important corporate events and may not protect your investment upon the occurrence of such corporate events and do not protect your investment upon the occurrence of other corporate events.

The indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity;

•	protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit the amount of additional indebtedness that we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee;

•	limit our ability to incur indebtedness with a maturity date earlier than the maturity date of the notes;

•	restrict our subsidiaries’ ability to issue equity securities to third parties that would rank senior to the equity securities of our subsidiaries held by us, which would entitle those third parties to receive any assets of those subsidiaries prior to any distribution to us in the event of a liquidation or dissolution of those subsidiaries;

•	restrict our ability to purchase or prepay our securities other than the notes; or

•	restrict our ability to make investments or to purchase or pay dividends or make other payments in respect of our ordinary shares or other securities ranking junior to the notes.

Furthermore, the indenture for the notes contains only limited protections in the event of a change in control.

We will not be obligated to purchase the notes upon the occurrence of all significant transactions that are likely to affect the market price of our ordinary shares and/or the trading price of the notes.

Upon the occurrence of a fundamental change, you have the right to require us to purchase your notes. However, the fundamental change provisions do not afford protection to holders of notes in the event of certain transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us could substantially affect our capital structure and the value of the notes and our ordinary shares, but may not constitute a fundamental change requiring us to purchase the notes. In the event of any such transaction, holders of the notes would not have the right to require us to purchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure, the value of the notes and our ordinary shares or any credit ratings, thereby adversely affecting holders of the notes.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment upon the occurrence of specified events, including, but not limited to, the issuance of stock dividends on our ordinary shares, the issuance of certain rights or warrants to holders of our ordinary shares, subdivisions or combinations of our ordinary shares, distributions of capital stock, indebtedness or assets to holders of our ordinary shares, certain cash dividends and certain issuer tender or exchange offers, as described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate.” However, the conversion rate will not be adjusted for other events, such as third party tender offers or exchange offers or the issuance of ordinary shares, or securities convertible into ordinary shares, in underwritten or private offerings, that may adversely affect the market price of our ordinary shares and the trading price of the notes. An event that adversely affects the trading price of the notes may occur, and that event may not result in an adjustment to such conversion rate.

An active trading market for the notes may not develop, which could adversely affect the trading price of the notes.

The notes are a new issue of securities for which there is currently no active trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion in any automated dealer quotation system. A market may not develop for the notes or, if developed, may not continue. There can be no assurance as to the liquidity of any market that may develop for the notes. If a market develops, the notes could trade at prices that may be lower than the initial offering price of the notes. The liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. If an active, liquid market does not develop for the notes, the trading price and liquidity of the notes may be adversely affected.

We may not have the ability to raise the funds necessary to pay the amount of cash due upon conversion of the notes, if relevant, or the fundamental change purchase price due when a holder submits its notes for purchase upon the occurrence of a fundamental change, and agreements governing our other indebtedness may contain limitations on our ability to pay cash upon conversion or required purchase of the notes.

Upon the occurrence of a fundamental change, holders may require us to purchase, for cash, all or a portion of their notes at a fundamental change purchase price specified herein. In addition, we may elect to settle conversions of the notes partially or entirely in cash, in which case we will be required to pay an amount of cash calculated as described in this prospectus.

There can be no assurance that we will have sufficient financial resources, or will be able to arrange financing, to pay the fundamental change purchase price if holders submit their notes for purchase by us upon the occurrence of a fundamental change or to pay the amount of cash (if any) due if holders surrender their notes for conversion. In addition, the occurrence of a fundamental change may cause an event of default under agreements governing our or our subsidiaries’ indebtedness. Our credit facility restricts, and agreements governing any future debt may also restrict, our ability to make any of the required cash payments even if we have sufficient funds to make them. Furthermore, our ability to purchase the notes or to pay cash (if any) due upon the conversion of the notes may be limited by law or regulatory authority. In addition, if we fail to purchase the notes or to pay the amount of cash (if any) due upon conversion of the notes, we will be in default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which in turn may result in the acceleration of other indebtedness we may then have. If the repayment of the other indebtedness were to be accelerated, we may not have sufficient funds to repay that indebtedness and to purchase the notes or to pay the amount of cash (if any) due upon conversion. Our inability to pay for your notes that are surrendered for purchase or upon conversion could result in your receiving substantially less than the principal amount of the notes.

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate holders for any lost value of their notes as a result of such make-whole fundamental change.

If a make-whole fundamental change occurs, under certain circumstances, we will increase the conversion rate for the notes by a number of additional ordinary shares for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective and the price paid (or deemed paid) per share of our ordinary shares in such transaction, if in cash, or the average of the closing sale prices per ordinary share for the five consecutive trading days immediately preceding, but excluding, the effective date, as described below under “Description of Notes—Conversion Rights—Adjustment to Conversion Rate Upon a Conversion in Connection With a Make-Whole Fundamental Change.”

The adjustment to the conversion rate, if any, for notes converted in connection with a make-whole fundamental change may not adequately compensate a holder for lost value of its notes as a result of such transaction. In addition, if the applicable price in the transaction is greater than $130.00 per share or less than $45.75 per share (in each case, subject to adjustment), no increase will be made to the conversion rate. Moreover, in no event will the conversion rate as a result of such increase exceed 21.8579 shares per $1,000 principal amount of notes, subject to adjustment at the same time and in the same manner as the conversion rate as described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate.”

Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The fundamental change and make-whole fundamental change provisions may delay or prevent an otherwise beneficial takeover attempt of us.

The fundamental change purchase rights, which allow holders to require us to purchase all or a portion of their notes upon the occurrence of a fundamental change, as defined in “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” and the provisions requiring an increase to the conversion rate for conversions in connection with a make-whole fundamental change may delay or prevent a takeover of us and the removal of incumbent management that might otherwise be beneficial to investors.

Conversion of the notes may dilute the ownership interest of existing shareholders, including holders who had previously converted their notes, or may otherwise depress the price of our ordinary shares.

The conversion of some or all of the notes will dilute the ownership interests of existing shareholders to the extent we do not cash settle and deliver shares upon conversion of any of the notes. Any sales in the public market of such ordinary shares issuable upon such conversion could adversely affect prevailing market prices of our ordinary shares. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could be used to satisfy short positions, or anticipated conversion of the notes into ordinary shares could depress the price of our ordinary shares.

The notes may not be rated or may receive a lower rating than anticipated.

We do not intend to seek a rating for the notes and believe it is unlikely that the notes will be rated. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, reduces its rating of the notes or announces its intention to put us on credit watch, the market price of our ordinary shares and the trading price of the notes may decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends in excess of the dividend threshold, as described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate.” If the conversion rate is adjusted as a result of a distribution that is taxable to our shareholders, such as certain cash dividends, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to maturity, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. That increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Tax Considerations—U.S. Federal Income Taxation—Constructive Distributions.”

If we are treated as a financial institution under the U.S. Foreign Account Tax Compliance Act, withholding may be imposed on payments on or with respect to the notes and the ordinary shares issuable upon conversion of the notes.

Provisions under the U.S. Internal Revenue Code and Treasury Regulations thereunder, commonly referred to as “FATCA” (Foreign Account Tax Compliance Act), generally may impose withholding at a rate of 30 percent on certain “withholdable payments” and “foreign passthru payments,” each as defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”) made by a “foreign financial institution” (as defined in the Code) that has entered into an agreement with the U.S. Internal Revenue Service (the “IRS”) to perform certain diligence and reporting obligations with respect to the foreign financial institution’s U.S.-owned accounts. FATCA Treasury Regulations treat an entity as a “financial institution” if it is a holding company formed in connection with or availed of by a private equity fund or other similar investment vehicle established with an investment strategy of investing, reinvesting, or trading in financial assets.

The United States has reached agreement in substance to enter into an intergovernmental agreement (an “IGA”) with Singapore, which modifies the FATCA withholding regime described above, although such IGA has not yet been finalized. It is not clear whether we would be treated as a financial institution subject to the diligence, reporting and withholding obligations under FATCA. Furthermore, it is not yet clear how the IGA between the United States and Singapore will address foreign passthru payments, and whether such IGA may relieve Singapore financial institutions of any obligation to withhold on foreign passthru payments.

Under Treasury Regulations and published administrative guidance, a grandfathering rule provides that a debt instrument of a non-U.S. issuer issued within 6 months after final Treasury Regulations regarding non-U.S. issuers are adopted would generally not be subject to FATCA withholding at any time unless there is a significant modification of such debt instrument after such date. Accordingly, FATCA should not apply to the notes absent a significant modification of such notes after such date, but if there is such a significant modification after such date, the notes may become subject to FATCA.

If any FATCA withholding is imposed in respect of any payment on or with respect to the notes or the ordinary shares, no additional amounts will be payable in respect of such FATCA withholding. Prospective investors should consult their tax advisors regarding the potential impact of FATCA, the Singapore IGA and any non-U.S. legislation implementing FATCA, on their investment in the notes and the ordinary shares. There can be no assurance that the notes will be treated as “qualifying debt securities”.

The notes are intended to be “qualifying debt securities” for the purposes of the Income Tax Act, Chapter 134 of Singapore. However, there can be no assurance that the notes will continue to enjoy the tax exemption under the qualifying debt securities scheme should the relevant tax laws be amended or revoked at any time.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.avagotech.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC. The information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering (excluding any document, or portion thereof, to the extent such document or portion thereof is furnished and not filed):

•	our Annual Report on Form 10-K for the fiscal year ended November 3, 2013, filed with the SEC on December 20, 2013, including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on February 20, 2014;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended February 2, 2014, filed with the SEC on March 13, 2014, and the quarterly period ended May 4, 2014, filed with the SEC on June 10, 2014;

•	our Current Reports on Form 8-K filed with the SEC on December 12, 2013, December 16, 2013 (as amended by the Current Report on Form 8-K/A filed on December 16, 2013), December 17, 2013, December 18, 2013, January 24, 2014, March 5, 2014, March 14, 2014, April 10, 2014, May 6, 2014 (as amended by the Current Report on Form 8-K/A filed on July 8, 2014), May 9, 2014, May 13, 2014 (as amended by the Current Report on Form 8-K/A filed on May 30, 2014), May 29, 2014 (Items 2.05 and 8.01 only), June 23, 2014, August 12, 2014 and August 14, 2014; and

•	the description of our ordinary shares contained in our Registration Statement on Form 8-A (Commission File No. 001-34428), filed with the SEC on August 3, 2009, including any subsequent amendment or any report filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference or deemed incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference or deemed incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request may be made by writing or telephoning us at the following address or phone number:

Avago Technologies Limited

Attn: Investor Relations

c/o Avago Technologies U.S. Inc.

350 West Trimble Road, Building 90

San Jose, California 95131 U.S.A.

Telephone: +1 (408) 435-7400

These documents can also be obtained from the Investors section of our website, which is located at www.avagotech.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. These statements are indicated by words or phrases such as “anticipate,” “expect,” “estimate,” “seek,” “plan,” “believe,” “could,” “intend,” “will,” and similar words or phrases. These forward-looking statements may include projections of financial information; statements about historical results that may suggest trends for our business; statements of the plans, strategies, and objectives of management for future operations; statements of expectation or belief regarding future events (including any acquisitions we may make), technology developments, our products, product sales, expenses, liquidity, cash flow and growth rates, or enforceability of our intellectual property rights; and the effects of seasonality on our business. Such statements are based on current expectations, estimates, forecasts and projections of our or industry performance and macroeconomic conditions based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Accordingly, we caution you not to place undue reliance on these statements. For example, there can be no assurance that our product sales efforts, revenues or expenses will meet any expectations or follow any trend(s), or that our ability to compete effectively will be successful or yield anticipated results. Important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors,” elsewhere in this prospectus or incorporated by reference into this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. Some of the factors that we believe could affect our results include:

•	our ability to achieve the growth prospects and synergies expected from acquisitions we have made or may make, including LSI Corporation and PLX Technology, Inc.;

•	delays, challenges and expenses associated with integrating acquired companies, including LSI Corporation and PLX Technology, Inc., with our existing businesses;

•	customer concentration and the demands or loss of our significant customers;

•	cyclicality in the semiconductor industry or in our target markets;

•	increased dependence on the volatile, wireless handset market;

•	quarterly and annual fluctuations in operating results;

•	our competitive performance and ability to continue achieving design wins with our customers and the timing of those design wins;

•	target market acceptance of the end products into which our products are designed;

•	our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program;

•	prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations;

•	our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements;

•	our ability to maintain or improve gross margin;

•	our ability to maintain tax concessions in certain jurisdictions;

•	our ability to protect our intellectual property and any associated increases in litigation expenses;

•	any expenses or reputational damage associated with resolving customer product warranty and indemnification claims;

•	dependence on and risks associated with distributors of our products;

•	our substantial indebtedness and our ability to raise additional capital; and

•	other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

All of the forward-looking statements are qualified in their entirety by reference to the factors listed above and those discussed under the heading “Risk Factors” in this prospectus and in our most recent annual report on Form 10-K, Item 1A under the heading “Risk Factors” and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus. In addition, there may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to us. All of our forward-looking statements, including those included and incorporated by reference in this prospectus, are qualified in their entirety by this statement.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus or incorporated by reference into this prospectus may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

You should carefully read this prospectus and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

ENFORCEMENT OF CIVIL LIABILITIES UNDER

UNITED STATES FEDERAL SECURITIES LAWS

We are incorporated in Singapore under the Companies Act, Chapter 50 of Singapore (the “Singapore Companies Act”). Some of our officers and directors reside outside the United States and a substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or to enforce against us in United States courts, judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States.

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognised or enforceable in Singapore courts, and there is doubt as to whether Singapore courts would enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States. A final and conclusive judgment in the federal or state courts of the United States under which a fixed sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of Singapore under the common law doctrine of obligation.

Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our directors and officers. Singapore courts would not recognise or enforce judgments against us, our directors and officers to the extent that the judgment is punitive or penal. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be determined by the Singapore courts to be or not be punitive or penal in nature. Such a determination has yet to be made by any Singapore court. The Singapore courts also may not recognise or enforce a foreign judgment if the foreign judgment is inconsistent with a prior local judgment, contravenes public policy, or amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

RATIO OF EARNINGS TO FIXED CHARGES

(in millions, except ratio data)

	Year Ended					Six Months Ended
	November 1, 2009	October 31, 2010	October 30, 2011	October 28, 2012	November 3, 2013	May 4, 2014
Ratio of earnings to fixed charges (1)(2)(3)	—	11.7	68.0	121.6	94.4	86.1

(1)	For purposes of computing this ratio of earnings to fixed charges, “fixed charges” consist of interest expense on all indebtedness plus amortization of debt issuance costs and an estimate of interest expense within rental expense, but does not include interest expense related to our new credit agreement entered into on May 6, 2014 or the notes. “Earnings” consist of pre-tax income (loss) from continuing operations plus fixed charges.
(2)	Earnings were insufficient to cover fixed charges by $36 million for the fiscal year ended November 1, 2009.
(3)	The foregoing calculations do not give effect to the LSI acquisition and the related financing transactions completed on May 6, 2014.

USE OF PROCEEDS

We used the net proceeds from the initial sale of the notes to facilitate the payment associated with the LSI acquisition. We will not receive any of the proceeds from sales of securities by selling securityholders, if any, pursuant to this prospectus.

DESCRIPTION OF NOTES

The notes were issued under an indenture (which we refer to as the “indenture”) dated as of May 6, 2014, between us and U.S. Bank National Association, as trustee (which we refer to as the “trustee”). A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

The following summary of the terms of the notes and the indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes and the indenture. Those documents, and not this description, define a holder’s legal rights as a holder of the notes. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

For purposes of this summary, the terms “Avago Technologies Limited,” “we,” “us” and “our” refer only to Avago Technologies Limited and not to any of its subsidiaries, unless we specify otherwise. Unless the context requires otherwise, the term “interest” includes defaulted interest, if any, payable pursuant to the indenture and “additional interest” payable pursuant to the provisions described under “—Events of Default.”

General

We issued $1 billion aggregate principal amount of our 2.0% convertible senior notes due 2021 (the “notes”). The notes bear interest at a rate of 2.0% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2014, and on the maturity date, to holders of record at the close of business on the preceding April 15 and October 15 immediately preceding the May 1 and November 1 interest payment dates, respectively, and August 1, 2021 in respect of the maturity date, except as described below.

The notes:

•	were issued in minimum denominations of integral multiples of $1,000 principal amount;

•	are our unsecured senior obligations;

•	are not redeemable prior to May 6, 2019; beginning on May 6, 2019, we may, at our option, redeem the notes, in whole or in part if the closing sale price of the ordinary shares for 20 or more trading days in the period of 30 consecutive trading days ending on the trading day immediately prior to the date on which we provide notice of such redemption exceeds 150% of the applicable conversion price in effect on each such trading day, as described under “—Optional Redemption”;

•	are convertible at any time prior to the close of business on the business day immediately preceding the maturity date into ordinary shares at an initial conversion rate of 20.8160 ordinary shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $48.04 per ordinary share);

•	are subject to repurchase by us at the option of the holder upon a fundamental change, as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•	bear additional interest under the circumstances described under “—Events of Default;” and

•	mature on August 15, 2021.

The notes were initially issued as certificated securities, but may be issued as global securities as described below under “—Form, Denomination and Registration of Notes.” We will make payments in respect of notes that are issued in certificated form by wire transfer of immediately available funds to the accounts specified in writing to the paying agent. However, if a holder of a certificated note does not specify an account, then we will mail a check to that holder’s address (as set forth in the register of the registrar). We will make payments in respect of notes represented by global securities by wire transfer of immediately available funds to The Depository Trust Company, or DTC, or its nominee as registered owner of the global securities.

A holder may convert notes at the office of the conversion agent, present notes for registration of transfer or exchange at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.

We will not provide a sinking fund for the notes. The indenture does not contain any financial covenants and does not limit our ability to incur additional indebtedness, pay dividends or repurchase our securities. In addition, the indenture does not provide any protection to holders of notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under “—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change,” “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and “—Consolidation, Merger and Sale of Assets.”

If any payment date with respect to the notes falls on a day that is not a business day, we will make the payment on the next succeeding business day. The payment made on the next succeeding business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

The registered holder of a note (including DTC or its nominee in the case of notes issued as global securities) will be treated as its owner for all purposes. Only registered holders will have the rights under the indenture.

Additional Notes

We may not increase the principal amount of the notes outstanding under the governing indenture by issuing additional notes in the future.

Ranking

The notes are our senior unsecured obligations and rank:

•	senior in right of payment to any of our existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the notes;

•	equal in right of payment to any of our existing and future unsecured indebtedness or other obligations that are not so subordinated;

•	effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all existing and future indebtedness, other liabilities (including trade payables) of our subsidiaries.

Subsequent to the end of our second fiscal quarter on May 4, 2014 and in connection with the completion of the LSI acquisition on May 6, 2014, we terminated our 2013 credit agreement and entered into a new credit agreement. The new credit agreement is secured and provides for a term loan facility in the aggregate principal amount of $4.6 billion, a revolving credit facility in an aggregate principal amount of up to $500 million, swingline loans of up to $75 million in the aggregate and letters of credit of up to $100 million in the aggregate, which, in the case of swingline loans and letters of credit, reduce the available borrowing capacity under the revolving credit facility on a dollar for dollar basis.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings or financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries. The indenture does not limit the amount of additional indebtedness that we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.

Interest Payments

We will pay interest on the notes at a rate of 2.0% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2014, and on the maturity date. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the April 15 and October 15 immediately preceding the May 1 and November 1 interest payment dates, respectively, and August 1, 2021 in respect of the maturity date. Interest will accrue on the notes from, and including, May 6, 2014 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or the maturity date, as the case may be. We will pay interest on the notes on the basis of a 360-day year consisting of twelve 30-day months.

If notes are converted after the close of business on a record date but prior to the open of business on the next interest payment date, holders of such notes at the close of business on the record date will, on the corresponding interest payment date, receive the full amount of the interest payable on such notes on that interest payment date notwithstanding the conversion. However, a holder who surrenders a note for conversion after the close of business on a record date but prior to the open of business on the next interest payment date must pay to the conversion agent, upon surrender, an amount equal to the full amount of interest payable on the corresponding interest payment date on the note so converted; provided that no such payment need be made to us:

•	if the note is surrendered for conversion after the close of business on the record date immediately preceding the maturity date;

•	if we have specified a repurchase date following a fundamental change that is after a record date but on or prior to the next interest payment date, and the note is surrendered for conversion after the close of business on such record date and on or prior to the open of business on such interest payment date;

•	if the note is surrendered in connection with optional redemption or tax redemption, as applicable, and we have specified a redemption date that is after a record date and on or prior to the business day immediately following the corresponding interest payment date and the conversion occurs after such record date and on or prior to the open of business on such interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

For a description of when and to whom we must pay additional interest, if any, see “—Events of Default.”

Additional Amounts

We will make all payments of cash or deliveries of ordinary shares, reference property or otherwise (whether upon conversion, repurchase, redemption, maturity or otherwise) in respect of the notes without withholding or deducting on account of any present or future tax, duty, levy, impost, assessment or other governmental charge in the nature of a tax (including, without limitation, penalties, interest and other additions thereto) imposed or levied by or on behalf of the government of any jurisdiction in which we, or any entity that assumes our rights and obligations under the notes, are or are deemed to be organized, resident or doing business for tax purposes. However, if such withholding or deduction is required by law, rule, regulation or governmental policy having the force of law, we or such surviving person, as the case may be, shall make such withholding or deduction and pay such additional amounts (“additional amounts”) as may be necessary so that the net amount of cash, ordinary shares or reference property, as applicable, received by each holder after the withholding or deduction (including with respect to additional amounts) will not be less than the amount of cash, ordinary shares or reference property, as applicable, the holder would have received if the taxes of the relevant jurisdiction had not been withheld or deducted.

Notwithstanding the foregoing, no additional amounts will be payable in respect of, among other things:

•	taxes imposed by reason of the failure of the relevant holder or beneficial owner of the notes to comply with a timely request from us or any successor to provide certification, information, documents or other evidence concerning such holder’s nationality, residence, identity or connection with the relevant jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that such holder is legally eligible to comply with such request and such certification, information, documents or other evidence is required by statute, treaty, regulation or administrative practice of the relevant jurisdiction in order to reduce or eliminate any withholding or deduction;

•	taxes that would not have been imposed but for the existence of any present or former connection between the relevant holder or beneficial owner of the notes and the relevant jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such notes or the enforcement of any rights in respect of such notes or the receipt of any payment in respect thereof;

•	estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

•	taxes relating to presentation of notes (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of, and interest on, such notes, or the delivery of ordinary shares or other reference property upon conversion of such note, became due and payable pursuant to the terms thereof or was duly provided for;

•	taxes required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

•	taxes imposed after a tax redemption with respect to which a holder has made an election to not to have its notes redeemed.

We will remit the full amount deducted or withheld to the relevant authority in accordance with applicable law, and additional amounts will be paid in the same manner as the payments or deliveries being made on the applicable interest payment date, on the maturity date, on a conversion date, on a redemption date or on any fundamental change repurchase date.

To the extent any additional amounts are, were or would be payable in respect of any payment of principal amount and interest or any other payment in respect of the notes, including cash and/or the delivery of ordinary shares or reference property, such references are deemed to include mention of the payment of additional amounts described above.

The covenants and provisions relating to additional amounts shall survive any termination or discharge of the Indenture and the repayment of all or any of the Securities.

Conversion Rights

If the conditions for conversion of the notes described under “—Conversion Rights—Conversion Procedures” are satisfied, holders of notes may, subject to prior repurchase, convert their notes at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date in integral multiples of $1,000 principal amount at an initial conversion rate of 20.8160 ordinary shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $48.04 per ordinary share). The conversion rate, and thus the conversion price, will be subject to adjustment as described below. Except as described below, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the notes, and we will not adjust the conversion rate to account for accrued and unpaid interest. Instead, accrued interest will be deemed to be paid by the consideration received by the holder upon conversion. As a result, accrued interest is deemed to be paid in full rather than cancelled, extinguished or forfeited.

We will not issue a fractional ordinary share upon conversion of a note. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP (as defined below) on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP on the last trading day of the relevant observation period (as defined below) (in the case of combination settlement).

In certain circumstances, a holder must, upon conversion, pay interest if the conversion occurs after the close of business on a record date and prior to the open of business on the next interest payment date. See “—Interest Payments” above. A note for which a holder has delivered a fundamental change repurchase notice, as described below, requiring us to repurchase the note, may be surrendered for conversion only if the holder withdraws such repurchase notice in accordance with the indenture, unless we default in the payment of the fundamental change repurchase price.

“Closing sale price” on any date means the per share price of our ordinary shares on such date, determined (i) on the basis of the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal U.S. national or regional securities exchange on which our ordinary shares are listed; or (ii) if our ordinary shares are not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group, Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the closing sale price shall be the price determined by a nationally recognized independent investment banking firm retained by us for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for one ordinary share. The closing sale price will be determined without reference to after-hours or extended market trading.

“Trading day” means a day on which (i) trading in our ordinary shares generally occurs on The NASDAQ Global Select Market, or Nasdaq, or, if our ordinary shares are not then listed on Nasdaq, on the principal other U.S. national or regional securities exchange on which the ordinary shares are then listed or, if our ordinary shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which our ordinary shares are then traded, (ii) there is no market disruption day (as defined below) and (iii) a closing sale price for our ordinary shares is available on such securities exchange or market; provided that if our ordinary shares (or other security for which a closing sale price must be determined) are not so listed or traded, “trading day” means a business day.

“Market disruption event” means, with respect to ordinary shares or any other security, the occurrence or existence for more than one half-hour period in the aggregate on any “scheduled trading day” (as defined below) for ordinary shares or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) of the ordinary shares or such other security or in any options, contracts or future contracts relating to the ordinary shares or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Scheduled trading day” means a day that is scheduled to be a trading day on Nasdaq or, if the ordinary shares are not then listed on Nasdaq, on the principal other U.S. national or regional securities exchange on which the ordinary shares are then listed or, if the ordinary shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ordinary shares are then traded. If the ordinary shares are not so listed or admitted for trading, “scheduled trading day” means a business day.

Conversion Procedures

To convert its note, a holder of a certificated note must:

•	complete and manually sign the required conversion notice, with appropriate signature guarantee, or facsimile of the conversion notice and deliver the completed conversion notice to the conversion agent;

•	surrender the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

If a holder holds a beneficial interest in a global note, to convert such note, the holder must comply with the last two requirements listed above and comply with DTC’s procedures for converting a beneficial interest in a global note. The date a holder complies with the applicable requirements is the “conversion date” under the indenture.

Settlement Upon Conversion

Upon conversion, we will pay or deliver, as the case may be, cash (“cash settlement”), ordinary shares together with cash in lieu of fractional shares (“physical settlement”) or a combination thereof (“combination settlement”), at our election. We refer to each of these settlement methods as a “settlement method.”

All conversions for which the relevant conversion date occurs on or after February 15, 2021 will be settled using the same settlement method. All conversions occurring on or after the date of the notice of optional redemption or the notice of tax redemption, as applicable, and prior to the related redemption date, will be settled using the same settlement method. Except for any conversions described in the two preceding sentences, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different trading days. That is, we may choose on one conversion date to settle conversions entirely in cash, and choose for the notes converted on another conversion date to settle conversions by paying cash in respect of the principal portion of the converted notes and delivering ordinary shares, or a combination of cash and ordinary shares, in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal portion of the notes being converted.

If we elect to deliver a settlement notice of the relevant settlement method in respect of any conversion date (or any period described in the immediately preceding paragraph, as the case may be), we, through the trustee, will deliver such settlement notice to converting holders no later than the close of business on the trading day immediately following the relevant conversion date (or, in the case of any conversions occurring on or after February 15, 2021, no later than February 15, 2021) or the date of the notice of optional redemption or the notice of tax redemption, as applicable, and prior to the related redemption date, in such notice of optional redemption or notice of tax redemption, as applicable. Such settlement notice will specify the relevant settlement method and in the case of an election of combination settlement, the relevant settlement notice will indicate the specified dollar amount (as defined below) per $1,000 principal amount of notes. If we deliver a settlement notice electing combination settlement in respect of our conversion obligation but do not indicate a specified dollar amount per $1,000 principal amount of notes in such settlement notice, the specified dollar amount per $1,000 principal amount of notes shall be deemed to be $1,000. If we do not elect a settlement method prior to the deadline set forth in the immediately preceding sentence, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, and the specified dollar amount per $1,000 principal amount of notes will be equal to $1,000.

The settlement amount shall be computed as follows:

•	if we elect to satisfy our conversion obligation in respect of such conversion by physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of ordinary shares equal to the conversion rate in effect on the conversion date (provided that we will deliver cash in lieu of any fractional shares);

•	if we elect to satisfy our conversion obligation in respect of such conversion by cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values (as defined below) for each of the 20 consecutive trading days during the related observation period; and

•	if we elect (or are deemed to have elected) to satisfy our conversion obligation in respect of such conversion by combination settlement, we will pay or deliver, as the case may be, in respect of each $1,000 principal amount of notes being converted, a settlement amount equal to the sum of the daily settlement amounts (as defined below) for each of the 20 consecutive trading days during the related observation period.

The “daily settlement amount,” for each of the 20 consecutive trading days during the observation period, will consist of:

•	cash in an amount equal to the lesser of (i) the daily measurement value (as defined below) and (ii) the daily conversion value on such trading day; and

•	if the daily conversion value on such trading day exceeds the daily measurement value, a number of ordinary shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily measurement value” means the specified dollar amount (if any), divided by 20.

The “daily conversion value” means, for each of the 20 consecutive trading days during the observation period, one-twentieth of the product of (1) the conversion rate on such trading day and (2) the daily VWAP on such trading day.

The “daily VWAP” means, for each of the 20 consecutive trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AVGO <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one ordinary share on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion, means: (i) if the relevant conversion date occurs prior to February 15, 2021, the 20 consecutive trading-day period beginning on, and including, the second trading day immediately succeeding such conversion date; (ii) if the relevant conversion date occurs on or after February 15, 2021, the 20 consecutive trading days beginning on, and including, the 22nd scheduled trading day immediately preceding the maturity date; and (iii) with respect to any conversion date occurring after the date of the issuance of a notice of optional redemption or notice of tax redemption, as applicable (and notwithstanding the immediately preceding clauses (i) and (ii)), the 20 consecutive trading day period beginning on, and including, the 22nd scheduled trading day immediately preceding the applicable redemption date.

The “specified dollar amount” means the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the settlement notice related to any converted notes.

Except as described under “—Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change” and “—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales,” we will pay or deliver, as the case may be, the consideration due in respect of the conversion obligation on the later of (i) the third business day immediately following the relevant conversion date and (ii) the third business day immediately following the last trading day of the relevant observation period, as applicable.

We will pay cash in lieu of fractional shares based on the daily VWAP on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP on the last trading day of the relevant observation period (in the case of combination settlement).

Adjustments to the Conversion Rate

The conversion rate is subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events:

•	If we issue ordinary shares as a dividend or distribution on all of our ordinary shares, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR’ =	CR0 x	OS’
OS0

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex date (as defined below) of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR’ =	the conversion rate in effect immediately after the open of business on the ex date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0 =	the number of ordinary shares outstanding immediately prior to the open of business on the ex date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS’ =	the number of ordinary shares outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this first bullet shall become effective immediately after the open of business on the ex date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this first bullet is declared but not so paid or made, then the conversion rate shall be immediately readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

•	If we distribute to all or substantially all holders of our ordinary shares any rights, options or warrants entitling them, for a period expiring not more than 60 days immediately following the date of such distribution, to purchase or subscribe for ordinary shares at a price per share less than the average of the closing sale prices of our ordinary shares over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution, the conversion rate will be increased based on the following formula:

CR’ =	CR0 x	OS0+X
OS0+Y

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex date for such distribution;

CR’ =	the conversion rate in effect immediately after the open of business on such ex date;

OS0 =	the number of ordinary shares outstanding immediately prior to the open of business on such ex date;

X =	the total number of ordinary shares issuable pursuant to such rights, options or warrants; and

Y =	the number of ordinary shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the closing sale prices of our ordinary shares over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution.

Any increase made under this second bullet will be made successively whenever any such rights, options or warrants are distributed and will become effective immediately after the open of business on the ex date for such distribution. To the extent that ordinary shares are not delivered after expiration of such rights, options or warrants, the conversion rate shall be readjusted, effective as of the date of such expiration, to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of ordinary shares actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased, effective as of the date our board of directors determines not to make such distribution, to the conversion rate that would then be in effect if such ex date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase ordinary shares at less than such average of the closing sale prices for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such ordinary shares, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors. Except in the case of a readjustment of the conversion rate pursuant to the immediately preceding paragraph, the conversion rate shall not be decreased pursuant to this second bullet.

•	If we distribute shares of our capital stock, evidences of our indebtedness or other assets, securities or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our ordinary shares, but excluding:

(i)	dividends or distributions as to which an adjustment was effected pursuant to the first and second bullets above;

(ii)	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to the fourth bullet below; and

(iii)	spin-offs to which the provisions set forth in the latter portion of this bullet shall apply

(any of such shares of capital stock, indebtedness or other assets, securities or property or rights, options or warrants to acquire its capital stock or other securities, the “distributed property”), then, in each such case, the conversion rate will be increased based on the following formula:

CR’ =	CR0 x	SP0
SP0 – FMV

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex date for such distribution;

CR’ =	the conversion rate in effect immediately after the open of business on the ex date for such distribution;

SP0 =	the average of the closing sale prices of our ordinary shares over the 10 consecutive trading day period ending on the trading day immediately preceding the ex date for such distribution; and

FMV =	the fair market value (as determined by our board of directors) of the distributed property distributable with respect to each outstanding ordinary share as of the open of business on the ex date for such distribution.

If our board of directors determines “FMV” for purposes of this third bullet by reference to the actual or when issued trading market for any notes, it must in doing so consider the prices in such market over the same period used in computing the closing sale prices of the ordinary shares over the 10 consecutive trading day period ending on the trading day immediately preceding the ex date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each holder of a note to receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our ordinary shares, the amount and kind of distributed property that such holder would have received if such holder owned a number of ordinary shares equal to the conversion rate in effect on the ex date for such distribution.

Any increase made under the portion of this third bullet above shall become effective immediately after the open of business on the ex date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased, effective as of the date our board of directors determines not to make such distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this third bullet where there has been a payment of a dividend or other distribution on our ordinary shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off (as defined below)) on a national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR’ =	CR0 x	FMV0 + MP0
MP0

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the last trading day of the valuation period (as defined below);

CR’ =	the conversion rate in effect immediately after the close of business on the last trading day of the valuation period;

FMV0 =	the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our ordinary shares applicable to one share of our ordinary shares over the 10 consecutive trading days immediately following, and including, the ex date for the spin-off (the “valuation period”); and

MP0 =	the average of the closing sale prices of our ordinary shares over the valuation period.

The increase to the conversion rate under the preceding paragraph shall be given effect immediately after the close of business on the last trading day of the valuation period; provided that, for purposes of determining the conversion rate, in respect of any conversion during the valuation period, the reference within the portion of this third bullet related to spin-offs to ten (10) consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the ex date for such spin-off and the relevant conversion date, except that if such conversion date occurs on or after the ex date for the spin-off and on or prior to the record date for the spin-off and the converting holder would be treated as the record holder of ordinary shares as of the related conversion date (if we elect to satisfy the related conversion obligation by physical settlement) or the last trading day of the relevant observation period (if we elect to satisfy the related conversion obligation by combination settlement), as the case may be, based on an adjusted conversion rate for such ex date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment for such ex date will not be made for such converting holder and such holder shall be treated as if such holder were the record owner of the ordinary shares on an un-adjusted basis and participate in the spin-off.

Except in the case of a readjustment of the conversion rate pursuant to the last sentence of either the fourth or seventh paragraph of this third bullet, the conversion rate shall not be decreased pursuant to this third bullet.

•	If any cash dividend or distribution is made to all or substantially all holders of our ordinary shares (other than a regular, quarterly cash dividend that does not exceed $0.27 per share, which is referred to as the “dividend threshold,” and which is subject to adjustment as described below), the conversion rate will be increased based on the following formula:

CR’ =	CR0 x	SP0 – T
SP0 – C

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex date for such dividend or distribution;

CR’ =	the conversion rate in effect immediately after the open of business on the ex date for such dividend or distribution;

SP0 =	the average of the closing sale prices of our ordinary shares over the 10 consecutive trading day period immediately preceding the ex date for such dividend or distribution;

T =	the dividend threshold; provided, that if the dividend or distribution is not a regular cash dividend, then the dividend threshold will be deemed to be zero; and

C =	the amount in cash per ordinary share we distribute to holders of our ordinary shares.

The dividend threshold is subject to adjustment in a manner inversely proportional to, and at the same time as, adjustments to the conversion rate; provided, that no adjustment will be made to the dividend threshold for any adjustment to the conversion rate pursuant to this fourth bullet. Such increase shall become effective immediately after the close of business on the ex date for such dividend or distribution.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each holder of a note to receive, for each

$1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our ordinary shares, the amount of cash that such holder would have received as if such holder owned a number of ordinary shares equal to the conversion rate on the ex date for such cash dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Except in the case of a readjustment of the conversion rate pursuant to the last sentence of the immediately preceding paragraph, the conversion rate shall not be decreased pursuant to this fourth bullet.

•	If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our ordinary shares, if the cash and value of any other consideration included in the payment per ordinary share exceeds the average of the closing sale prices of our ordinary shares over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR’ =	CR0 x	AC + (SP’ x OS’)
OS0 x SP’

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR’ =	the conversion rate in effect immediately after the close of business on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for ordinary shares purchased in such tender or exchange offer;

OS0 =	the number of ordinary shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS’ =	the number of ordinary shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’ =	the average of the closing sale prices of our ordinary shares over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under this fifth bullet will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 trading days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this fifth bullet to 10 consecutive trading days shall be deemed to be replaced with such lesser number of consecutive trading days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date. If we are, or one of our subsidiaries is, obligated to purchase our ordinary shares pursuant to any such tender or exchange offer but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the conversion rate shall be immediately decreased to the conversion rate that would be in effect if such tender or exchange offer had not been made.

Except in the case of a readjustment of the conversion rate pursuant to the last sentence of the immediately preceding paragraph, the conversion rate shall not be decreased pursuant to this fifth bullet.

The “ex date” is the first date on which our ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our ordinary shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

The indenture does not require us to adjust the conversion rate for any of the transactions described in the bullets above (other than for share splits or share combinations) if we make provision for each holder of the notes to participate in the transaction, at the same time and upon the same terms as holders of our ordinary shares participate, without conversion, as if such holder held a number of our ordinary shares equal to the conversion rate in effect on the ex date or effective date, as the case may be, for such transaction (without giving effect to any adjustment pursuant to the bullets above on account of such transaction), multiplied by the principal amount (expressed in thousands) of notes held by such holder.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•	we will not adjust the conversion rate pursuant to the bullets above until the earliest of these triggering events occurs; and

•	we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.

We will not adjust the conversion rate pursuant to the bullets above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustment that we would otherwise have to make and take that adjustment into account (i) in any subsequent adjustment to the conversion rate, (ii) on the occurrence of any fundamental change or make-whole fundamental change, (iii) upon optional redemption, (iv) upon tax redemption, and (v) on each trading day of any observation period. However, with respect to any notes that are subject to conversion, we will give effect to all adjustments that we have otherwise deferred pursuant to this provision, and those adjustments will no longer be carried forward and taken into account in any subsequent adjustment. Adjustments to the conversion rate will be calculated to the nearest 1/10,000th.

To the extent permitted by applicable law and any applicable securities exchange rules, we may, from time to time, increase the conversion rate by any amount for a period of at least 20 business days or any longer period permitted or required by law, if our board of directors has made a determination, which determination shall be conclusive, that such increase is in our best interests. We will mail a notice of the increase to registered holders at least 15 days prior to the day on which such increase commences. In addition, we may, but are not obligated to, increase the conversion rate as we determine to be advisable in order to avoid or diminish taxes to recipients of certain distributions.

To the extent that we adopt a rights plan (i.e., a poison pill) and such plan is in effect upon conversion of the notes, we shall make provision such that each holder will receive, in addition to, and concurrently with the delivery of, any ordinary shares that are otherwise due upon conversion, the rights under such rights agreement or future rights plan in respect of such ordinary shares, unless the rights have separated from our ordinary shares before the time of conversion, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our ordinary shares, shares of our capital stock, evidences of indebtedness, other assets, securities or property as described in the third bullet above under this “—Conversion Rights—Adjustments to the Conversion Rate” section, subject to readjustment in the event of the expiration, termination or redemption of such rights.

If we pay withholding taxes on behalf of a holder, we may, at our option, withhold such amounts from payments of cash and ordinary shares on the notes.

Events That Will Not Result in Adjustment

The conversion rate will not be adjusted for any transaction or event other than for any transaction or event described above under “—Conversion Rights—Adjustments to the Conversion Rate” and below under “—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change.” Without limiting the foregoing, the conversion rate will not be adjusted:

•	upon the issuance of any ordinary shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities;

•	upon the issuance of any ordinary shares, restricted stock or restricted stock units, non-qualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase ordinary shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•	upon the issuance of any ordinary shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the immediately preceding bullet and outstanding as of the date the notes were first issued;

•	for accrued and unpaid interest, if any;

•	upon the repurchase of any ordinary shares pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in the fifth bullet of “—Conversion Rights—Adjustments to the Conversion Rate”; or

•	for the sale or issuance of new ordinary shares or securities convertible into or exercisable for our ordinary shares for cash, including at a price per share less than the fair market value thereof or the conversion price or otherwise, except as described under “—Conversion Rights—Adjustments to the Conversion Rate.”

Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales

If we:

•	reclassify our ordinary shares (other than a change as a result of a subdivision or combination of our ordinary shares to which adjustments described in the first bullet under “—Conversion Rights—Adjustments to the Conversion Rate” apply);

•	are party to a consolidation, merger or binding share exchange; or

•	sell, transfer, lease, convey or otherwise dispose of all or substantially all of our consolidated property or assets;

in each case, pursuant to which our ordinary shares would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, each $1,000 principal amount of converted notes will, from and after the effective time of such event, be convertible into the same kind, type and proportions of consideration that a holder of a number of our ordinary shares equal to the conversion rate in effect immediately prior to the relevant event would have received in the relevant event (which we refer to as the “reference property”) and, prior to or at the effective time of the relevant event, we or the successor or purchasing person, as the case may be, will execute with the trustee a supplemental indenture providing for such change in the right to convert the notes; provided, however, that at and after the effective time of the transaction (A) we shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes in accordance with the indenture and (B) (I) any amount payable in cash upon conversion of the notes in accordance with the indenture shall continue to be payable in cash, (II) any ordinary shares that we would have been required to deliver upon conversion of the notes in accordance with the indenture shall instead be deliverable in the amount and type of reference property that a holder of that number of ordinary shares would have received in such transaction and (III) the daily VWAP shall be calculated based on the value of a unit of reference property.

If the transaction causes our ordinary shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our ordinary shares that affirmatively make such an election and (ii) the unit of reference property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ordinary share. We have agreed in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing. If the holders receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (A) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased pursuant to the indenture), multiplied by the price paid per ordinary share in such transaction and (B) we shall satisfy our conversion obligation by paying cash to converting holders on the third business day immediately following the relevant conversion date. We shall notify holders, the trustee and the conversion agent (if other than the trustee) of such weighted average as soon as practicable after such determination is made.

A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each note would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase “all or substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets.

Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change

If, prior to the maturity date, a make-whole fundamental change (as defined below) occurs, then, as described below under “—Conversion Rights—The Increase in the Conversion Rate,” we will increase the conversion rate applicable to notes that are surrendered for conversion at any time from, and including, the effective date of the make-whole fundamental change (A) to, and including, the close of business on the date that is thirty (30) business days after the later of (i) the actual effective date of the make-whole fundamental change and (ii) the date we mail to holders of the notes the relevant notice of the effective date of any make-whole fundamental change, as described below or (B) if the make-whole fundamental change also constitutes a “fundamental change,” as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” to, and including, the close of business on the fundamental change repurchase date corresponding to such fundamental change. We refer to this period as the “make-whole conversion period.”

A “make-whole fundamental change” means an event described in the definition of “change in control” set forth below under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” after giving effect to any exceptions to or exclusions from such definition (including, without limitation, the exception described in the paragraph following such bullets), but without regard to the exclusion set forth in the third bullet of such definition.

We will mail to each holder, at their addresses appearing in the security register, written notice of the effective date of any make-whole fundamental change within 10 days of such effective date. We will indicate in such notice, among other things, the last day of the make-whole conversion period.

The Increase in the Conversion Rate

In connection with the make-whole fundamental change, we will increase the conversion rate by reference to the table below, based on the date when the make-whole fundamental change becomes effective, which we refer to as the “effective date,” and the “applicable price.” If the make-whole fundamental change is a transaction or series of related transactions described in the third bullet of the “change in control” definition set forth under

“—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for our ordinary shares in the make-whole fundamental change consists solely of cash, then the “applicable price” will be the cash amount paid per ordinary share in the make-whole fundamental change. In all other cases, the “applicable price” will be the average of the closing sale prices per share of ordinary shares for the five consecutive trading days immediately preceding, but excluding, the relevant effective date. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate in accordance with the indenture where the ex date of the event occurs, at any time during those five consecutive trading days.

Subject to the provisions set forth under “—Conversion Rights—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales,” upon surrender of notes for conversion in connection with a make-whole fundamental change, we shall, at our option, satisfy the related conversion obligation by physical settlement, cash settlement or combination settlement in accordance with the indenture. However, if the consideration for our ordinary shares in any make-whole fundamental change described in the third bullet of the change in control definition set forth under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the applicable price for the transaction and will be deemed to be an amount equal to, per $1,000 principal amount of converted notes, the conversion rate (including any adjustment as described in this section), multiplied by such applicable price. In such event, the conversion obligation will be determined and shall be paid to holders in cash on the third business day following the conversion date.

The following table sets forth the number of additional shares per $1,000 principal amount of notes that will be added to the conversion rate applicable to the notes that are converted during the make-whole conversion period. The increased conversion rate will be used to determine the number of ordinary shares due upon conversion, as described under “—Conversion Rights—Settlement Upon Conversion” above. If an event occurs that requires an adjustment to the conversion rate, then, on the date and at the time on which such adjustment is so required to be made, each applicable price set forth in the table below under the column titled “Applicable Price” shall be deemed to be adjusted so that such applicable price, at and after such time, shall be equal to the product of:

•	the applicable price as in effect immediately before such adjustment to such applicable price; and

•	the fraction of the numerator of which is the conversion rate in effect immediately before such adjustment to the conversion Rate and the denominator of which is the conversion Rate to be in effect, immediately after such adjustment to the conversion rate.

In addition, we will adjust the number of additional shares in the table below at the same time, in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “—Conversion Rights—Adjustments to the Conversion Rate.”

Applicable Price

Effective Date	$45.75	$48.04	$51.00	$53.00	$55.00	$60.00	$65.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00
May 6, 2014	1.0419	1.0419	1.0419	1.0419	1.0419	1.0419	1.0288	0.7759	0.4395	0.2441	0.1295	0.0627	0.0250	0.0063
August 15, 2015	1.0419	1.0419	1.0419	1.0419	1.0419	1.0419	1.0419	0.8077	0.4511	0.2466	0.1285	0.0608	0.0233	0.0053
August 15, 2016	1.0419	1.0419	1.0419	1.0419	1.0419	1.0419	1.0419	0.8075	0.4386	0.2322	0.1163	0.0518	0.0176	0.0029
August 15, 2017	1.0419	1.0419	1.0419	1.0419	1.0419	1.0419	1.0419	0.7618	0.3946	0.1974	0.0916	0.0359	0.0091	0.0000
August 15, 2018	1.0419	1.0419	1.0419	1.0419	1.0419	1.0419	0.9302	0.6496	0.3101	0.1400	0.0555	0.0157	0.0016	0.0000
August 15, 2019	1.0419	1.0419	1.0419	1.0419	1.0419	1.0329	0.6754	0.4373	0.1752	0.0616	0.0146	0.0000	0.0000	0.0000
August 15, 2020	1.0419	1.0419	1.0419	1.0419	1.0419	0.5945	0.3317	0.1804	0.0454	0.0052	0.0000	0.0000	0.0000	0.0000
August 15, 2021	1.0419	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact applicable price and effective date may not be as set forth in the table above, in which case:

•	if the actual applicable price is between two applicable prices listed in the table above, or the actual effective date is between two effective dates listed in the table above, we will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the higher and lower applicable prices, or for the earlier and later effective dates based on a 365-day year, as applicable;

•	if the actual applicable price is greater than $130.00 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the conversion rate; and

•	if the actual applicable price is less than $45.75 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the conversion rate.

However, we will not increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed 21.8579 shares per $1,000 principal amount of notes (“maximum conversion rate”). We will adjust this maximum conversion rate in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “—Conversion Rights—Adjustments to the Conversion Rate.”

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

Optional Redemption

Beginning May 6, 2019, we may, at our option, redeem the notes, in whole or in part, other than the notes that we are required to repurchase, if the closing sale price of the ordinary shares for 20 or more trading days in the period of 30 consecutive trading days ending on the trading day immediately prior to the date on which we provide notice of such redemption exceeds 150% of the applicable conversion price in effect on each such trading day.

If we elect to redeem notes pursuant to an optional redemption, the redemption price shall be payable in cash and shall be equal to 100% of the principal amount of notes being redeemed, together with accrued and unpaid interest to, but not including, the redemption date (or, in the case of a default by us in the payment of the redemption price, the day on which such default is no longer continuing); provided further, that if the redemption date occurs after a record date and on or prior to the corresponding interest payment date, the interest payable in respect of such interest payment date shall be payable to the holders of record at the close of business on the corresponding record date, and the redemption price payable to the holder who presents the security for redemption shall be 100% of the principal amount of such security.

No notes may be redeemed by us pursuant to an optional redemption if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded by the holders, on or prior to the redemption date.

If less than all the notes are to be redeemed pursuant to an optional redemption, the trustee shall select the notes to be redeemed (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) by lot, or on a pro rata basis or by any other method the trustee considers reasonable and, in the case of any global securities, in accordance with applicable procedures of the depositary (so long as such method is not prohibited by the rules of Nasdaq or any stock exchange on which the notes are then listed, as applicable); provided however that no security with a principal amount of $1,000 or less shall be redeemed in part. The trustee shall make the selection within seven days from its receipt of the notice of optional redemption from us from outstanding notes not previously called for redemption or submitted for conversion or repurchase.

Not more than 60 calendar days but not less than 30 calendar days prior to a redemption date in connection with an optional redemption, we shall mail a written notice of redemption by first-class mail, postage prepaid (in the case of notes held in book entry form, by electronic transmission), to the trustee, the paying agent and each holder of notes to be redeemed, at their addresses set forth in the register; provided however, that we shall not deliver any such notice to any holder, the trustee or the paying agent at any time when there exists any default or an event of default.

Redemption for Tax Reasons

We may, at our option, offer to redeem the notes, in whole but not in part, at a redemption price payable in cash and equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including additional interest and additional amounts (as defined in the indenture), if any), to, but excluding, the redemption date, if we (including any surviving person) have, or on the next interest payment date or upon conversion would, become obligated to pay to the holders additional amounts as a result of (i) any change occurring on or after the issue date in the laws or any rules or regulations of the relevant jurisdiction, (ii) any amendment or change on or after the issue date in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) or (iii) the failure of the notes to constitute “qualifying debt securities” for the purposes of the Singapore Income Tax Act, Chapter 134 of Singapore, or the Income Tax Act, or the failure of the conversion of notes to be exempt from relevant jurisdiction withholding requirements; provided, that we cannot avoid these obligations by taking reasonable measures available to us and that we deliver to the trustee an opinion of outside legal counsel specializing in relevant jurisdiction taxation and an officers’ certificate attesting to such change or failure and obligation to pay additional amounts; provided further, that if the redemption date occurs after a record date and on or prior to the corresponding interest payment date, the interest payable in respect of such interest payment date shall be payable to the holders of record at the close of business on the corresponding record date, and the redemption price payable to the holder who presents the security for redemption shall be 100% of the principal amount of such security. The trustee will accept and shall be entitled to conclusively rely on such opinion of counsel and officers’ certificate as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders.

Not more than 60 calendar days but not less than 30 calendar days prior to a redemption date in connection with a tax redemption, we shall mail a written notice of redemption by first-class mail, postage prepaid (in the case of notes held in book entry form, by electronic transmission), to the trustee, the paying agent and each holder of notes to be redeemed, at their addresses set forth in the register; provided however, that we shall not deliver any such notice to any holder, the trustee or the paying agent at any time when there exists any default or an event of default.

Each holder of notes will have the right to elect to not have all of its notes redeemed by delivering a written notice of election no later than the close of business at least three business days prior to the redemption date, which notice may be withdrawn on the business day prior to the redemption date. If a holder makes such an election, after the relevant redemption date, we will not be obligated to pay any additional amounts on any payments (whether upon conversion, repurchase, maturity or otherwise, and whether in cash, ordinary shares, reference property or otherwise) with respect to the notes subject to such an election, and all future payments with respect to such notes will be subject to the deduction or withholding requirements of the relevant jurisdiction.

Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change

If a “fundamental change,” as described below, occurs, each holder of notes will have the right, at such holder’s option, subject to the terms and conditions of the indenture, to require us to repurchase for cash all or any portion of the holder’s notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes to be repurchased (or portions thereof), plus, except as described below, any accrued and unpaid interest to, but excluding, the “fundamental change repurchase date,” as described below. However, if such fundamental change repurchase date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such interest payment date shall be paid on such interest payment date to the holder of record of such notes at the close of business on such record date, and the fundamental change repurchase price will not include any accrued but unpaid interest.

We must repurchase the notes on a date of our choosing, which we refer to as the “fundamental change repurchase date.” However, the fundamental change repurchase date shall be no later than 35 business days, and no earlier than 20 business days (or as such period may be extended pursuant to the indenture), after the date we mail the relevant notice of the fundamental change, as described below.

Within 10 days after the occurrence of a fundamental change, we must mail, or cause to be mailed, to all registered holders of notes at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, a notice regarding the fundamental change. The notice must state, among other things:

•	the events causing the fundamental change;

•	the date of the fundamental change;

•	the fundamental change repurchase date;

•	the last date on which a holder may exercise its fundamental change repurchase right, which will be the business day immediately preceding the fundamental change repurchase date;

•	the fundamental change repurchase price;

•	the names and addresses of the paying agent and the conversion agent;

•	the procedures that a holder must follow to exercise its fundamental change repurchase right;

•	the conversion rate and any adjustments to the conversion rate that will result from the fundamental change; and

•	that notes with respect to which a holder has delivered a fundamental change repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture or if we default in the payment of the fundamental change repurchase price.

To exercise the repurchase right, a holder must deliver a written fundamental change repurchase notice to us (if we are acting as our own paying agent) or to the paying agent no later than the close of business on the business day immediately preceding the fundamental change repurchase date. This written notice must state:

•	the certificate number(s) of the notes that the holder will deliver for repurchase, if they are in certificated form;

•	the principal amount of the notes to be repurchased, which must be an integral multiple of $1,000; and

•	that the notes are to be repurchased by us pursuant to the fundamental change provisions of the indenture.

A holder may withdraw any fundamental change repurchase notice by delivering to us (if we are acting as our own paying agent), or the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the fundamental change repurchase date, or if there is a default in the payment of the fundamental change repurchase, at any time during which the default continues. The notice of withdrawal must state:

•	the name of the holder;

•	a statement that the holder is withdrawing its election to require us to repurchase its notes;

•	the certificate number(s) of the notes being withdrawn, if they are in certificated form;

•	the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

•	the principal amount, if any, of the notes that remain subject to the fundamental change repurchase notice, which must be an integral multiple of $1,000.

If the notes are not in certificated form, the above notices must comply with appropriate DTC procedures.

We will pay the fundamental change repurchase price no later than the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the note, together with necessary endorsements.

If the paying agent (in the case of a paying agent other than us) holds as of 11:00 a.m. New York City time on a fundamental change repurchase date, money sufficient to pay the fundamental change repurchase price, with respect to all notes to be repurchased or paid on such fundamental change repurchase date, payable as herein provided on such fundamental change repurchase date, then (unless there shall be a default in the payment of such aggregate fundamental change repurchase price), except as otherwise provided herein, on and after such date, such notes will cease to be outstanding and interest on such notes will cease to accrue, whether or not the book-entry transfer of the notes is made or whether or not the holder delivers the notes to the paying agent. Thereafter, all other rights of the relevant holders terminate, other than the right to receive the fundamental change repurchase price, upon book-entry transfer or delivery of the note in accordance with the indenture.

A “fundamental change” will be deemed to occur upon the occurrence of a “change in control” or a “termination of trading.”

A “change in control” will be deemed to occur at such time as:

•	any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total outstanding voting power of all classes of our capital stock entitled to vote generally in the election of directors (“voting stock”);

•	there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of our consolidated property or assets to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

•	any transaction or series of related transactions occurs in connection with which (whether by means of merger, exchange, liquidation, tender offer, consolidation, combination, reclassification, recapitalization, acquisition or otherwise) all of our ordinary shares is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash, but excluding any merger, exchange, tender offer, consolidation or acquisition of us with or by another person pursuant to which the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such transaction “beneficially own,” directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s voting stock representing at least a majority of the total outstanding voting power of all outstanding classes of voting stock of the surviving, continuing or acquiring corporation in substantially the same proportion as such ownership immediately prior to such transaction.

Notwithstanding the foregoing, a transaction or transactions described above will not constitute a change in control if (i) at least 90% of the consideration received or to be received by holders of our ordinary shares or reference property into which the notes have become convertible pursuant to “—Conversion Rights—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales” (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of common equity listed and traded on The New York Stock Exchange, NYSE MKT LLC, Nasdaq, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors) or any other U.S. national securities exchange (or which will be so listed and traded when issued or exchanged in connection with such consolidation or merger) and (ii) as a result of such transaction or transactions, the notes become convertible into or exchangeable for such consideration as described in “—Conversion Rights—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales.”

There is no precise, established definition of the phrase “all or substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets would permit a holder to exercise its right to have us repurchase its notes in accordance with the fundamental change provisions described above.

A “termination of trading” is deemed to occur if our ordinary shares (or other common equity or American Deposit Receipts or American Depository Shares representing such common equity into which the notes are then convertible) are not listed for trading on The New York Stock Exchange, NYSE MKT LLC, the Nasdaq, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors) or any other U.S. national securities exchange.

We may not have the financial resources, and we may not be able to arrange for financing, to pay the fundamental change repurchase price for all notes holders have elected to have us repurchase. Furthermore, the terms of our existing or future indebtedness may limit our ability to pay the repurchase price to repurchase notes. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. The exercise by holders of the notes of their right to require us to repurchase their notes upon a fundamental change could cause a default under our other outstanding indebtedness, even if the fundamental change itself does not.

We may in the future enter into transactions, including recapitalizations, that would not constitute a fundamental change but that would increase our debt or otherwise adversely affect holders. The indenture for the notes does not restrict our or our subsidiaries’ ability to incur indebtedness, including senior or secured indebtedness. Our incurrence of additional indebtedness could adversely affect our ability to service our indebtedness, including the notes.

In addition, the fundamental change repurchase feature of the notes would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the notes. Furthermore, the fundamental change repurchase feature of the notes may in certain circumstances deter or discourage a third party from acquiring us, even if the acquisition may be beneficial to a holder.

In connection with any fundamental change offer, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and Regulation 14E under the Exchange Act and all other applicable laws;

•	file a Schedule TO or any other required schedules under the Exchange Act or other applicable laws; and

•	otherwise comply with all applicable United States federal and state securities laws in connection with any offer by us to purchase the notes; provided that any time period specified in this section “Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” shall be extended to the extent necessary for such compliance.

No notes may be repurchased by us on any date if, on such date, at the option of the holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Consolidation, Merger and Sale of Assets

The indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our consolidated property or assets to, another person (other than one or more of our subsidiaries), whether in a single transaction or series of related transactions, unless, among other things:

•	we are the continuing corporation or such other person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia or the Republic of Singapore, and such other corporation assumes all of our obligations under the notes and the indenture; and

•	immediately after giving effect to such transaction or series of transactions, there is no default or event of default.

When the successor assumes all of our obligations under an indenture, except in the case of a lease, our obligations under the indenture will terminate.

Some of the transactions described above could constitute a fundamental change that permits holders to require us to repurchase their notes, as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change.”

There is no precise, established definition of the phrase “all or substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets.

Events of Default

The following are events of default under the indenture for the notes:

•	our failure to pay the principal of any note when due, whether on the maturity date, on a fundamental change repurchase date with respect to a fundamental change, on a redemption date, upon acceleration or otherwise;

•	our failure to pay an installment of interest on any note when due, if the failure continues for 30 days after the date when due;

•	our failure to satisfy our conversion obligations upon the exercise of a holder’s conversion right and such failure continues for a period of three (3) business days;

•	our failure to comply with our obligations under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and “—Consolidation, Merger and Sale of Assets” above;

•	our failure to comply with any other term, covenant or agreement contained in the notes or the indenture, if the failure is not cured within 60 days after notice to us by the trustee or to the trustee and us by holders of at least 25% in aggregate principal amount of the notes then outstanding, in accordance with the indenture;

•

a default by us or any of our subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, indebtedness for money borrowed in the aggregate principal amount then outstanding of $150 million or more, or acceleration of our or our subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the notes then outstanding, in accordance with the indenture;

•	certain events of bankruptcy, insolvency or reorganization with respect to us or any of our subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of our subsidiaries that in the aggregate would constitute a “significant subsidiary.”

If an event of default, other than an event of default referred to in the last bullet above with respect to us (but including an event of default referred to in that bullet solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), has occurred and is continuing, either the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may declare the principal of, and any accrued and unpaid interest on, all notes to be immediately due and payable. In the case of an event of default referred to in the last bullet above with respect to us (and not solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), the principal of, and accrued and unpaid interest on, all notes will automatically become immediately due and payable.

Notwithstanding the paragraph above, for the first 360 days immediately following an event of default relating to our obligations as set forth in the second paragraph under the heading “—Annual Reports” below or for failure to comply with the requirements of Section 314(a)(1) of the TIA (at any time such section is applicable to the indenture, if any) (which will be the 61st day after written notice is provided to us of the default as described in the fifth and sixth bullets above, unless such failure is cured or waived prior to such 61st day), the sole remedy for any such event of default shall, at our election, be the accrual of additional interest on the notes at a rate per year equal to (i) 0.25% of the outstanding principal amount of the notes for the first 180 days following the occurrence of such event of default and (ii) 0.50% of the outstanding principal amount of the notes for the next 180 days after the first 180 days following the occurrence of such event of default, in each case, payable semi-annually at the same time and in the same manner as regular interest on the notes. This additional interest will accrue on all outstanding notes from, and including the date on which such event of default first occurs to, and including, the 360th day thereafter (or such earlier date on which such event of default shall have been cured or waived). On and after the 361st day immediately following an event of default relating to our obligations as set forth under the heading “—Annual Reports” below, either the trustee, by written notice to us, or the holders of not less than 25% in aggregate principal amount of the notes then outstanding, by written notice to us and the trustee, may immediately declare the principal amount of the notes and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of a portion of the value of the notes to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

After any acceleration of the notes, the holders of a majority in aggregate principal amount of the notes by written notice to the trustee, may rescind or annul such acceleration in certain circumstances, if:

•	the rescission would not conflict with any order or decree;

•	all events of default, other than the non-payment of accelerated principal or interest, have been cured or waived; and

•	all amounts due to the trustee have been paid.

The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand. Subject to the relevant provisions of the indenture, applicable law and the trustee’s rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the notes then outstanding make a written request to the trustee to pursue the remedy;

•	the holder or holders offer and, if requested, provide the trustee indemnity satisfactory to the trustee against any loss, liability or expense in connection with pursuing such remedy; and

•	the trustee fails to comply with the request within 60 days after receipt of such notice, request and offer of indemnity, and during such 60 day period, the holders of a majority in aggregate principal amount of the notes then outstanding do not give the trustee a direction that is inconsistent with the request.

However, the above limitations do not apply to a suit by a holder to enforce:

•	the payment of all amounts due with respect to the notes (including any principal, interest, the redemption price or the fundamental change repurchase price);

•	the right to convert that holder’s notes in accordance with the indenture; or

•	the right to bring suit for the enforcement of any such payment or conversion.

Except as provided in the indenture, the holders of a majority of the aggregate principal amount of outstanding notes may, by written notice to the trustee, waive any past default or event of default and its consequences, other than a default or event of default:

•	in the payment of principal of, or interest on, any note, in the payment of the fundamental change repurchase price or in the payment of any redemption price;

•	arising from our failure to convert any note in accordance with the indenture; or

•	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected, if:

•	all existing defaults or events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by the declaration of acceleration, have been cured or waived; and

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

We will notify the trustee within 30 days of our becoming aware of the occurrence of any default or event of default. In addition, the indenture requires us to furnish to the trustee, within one hundred twenty (120) calendar days after the end of each fiscal year, commencing with the fiscal year ending November 2, 2014, a certificate from the principal executive, financial or accounting officer of the company stating that such officer has conducted or supervised a review of the activities of the company and our performance of obligations under the indenture and the notes and that, based upon such review, no default or event of default exists thereunder or, if there has been a default or event of default, specifying such event, status and the remedial action proposed to be taken by us with respect to such default or event of default. If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, or as to which a responsible officer of the trustee who shall have direct responsibility for the administration of the indenture shall have actual knowledge, the trustee must mail to each registered holder of notes a notice of the default or event of default within 30 days after receipt of the notice or after acquiring such knowledge, as applicable. However, the trustee need not mail the notice if the default or event of default:

•	has been cured or waived; or

•	is not in the payment or delivery of any amounts due (including principal, interest, the fundamental change redemption price, the redemption price or the consideration due upon conversion) with respect to any note and the trustee in good faith determines that withholding the notice is in the best interests of the holders.

Modification and Waiver

We may amend or supplement the indenture or the notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may waive by consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) our compliance with any provision of the indenture or notes. However, without the consent of the holders of each outstanding note affected, no amendment, supplement or waiver may:

•	change the stated maturity of the principal of, or the payment date of any installment of interest on, any note;

•	reduce the principal amount of, or any interest on, any note (other than additional interest);

•	change the place, manner or currency of payment of principal of, or interest on, any note;

•	impair the right to institute a suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any note;

•	modify, in a manner adverse to the holders of the notes, the provisions of the indenture relating to the right of the holders to require us to repurchase notes upon a fundamental change;

•	adversely affect the right of the holders of the notes to convert their notes in accordance with the indenture;

•	reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a modification to or amendment of any provision of the indenture or the notes;

•	modify the provisions of the indenture with respect to modification and waiver (including waiver of a default or event of default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder; or

•	modify provisions relating to additional amounts or tax redemption in a manner adverse to any holder.

We may amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

•	evidence the assumption of our obligations under the indenture and notes by a successor upon our consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of our consolidated property or assets in accordance with the indenture;

•	make adjustments in accordance with the indenture to the right to convert the notes upon certain reclassifications in our ordinary shares and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of our consolidated property or assets;

•	secure our obligations in respect of the notes or add guarantees with respect to the notes;

•	evidence and provide for the appointment of a successor trustee pursuant to the terms of the indenture;

•	comply with the provisions of any securities depository, including DTC, clearing agency, clearing corporation or clearing system, or the requirements of the trustee or the registrar, relating to transfers and exchanges of any applicable notes pursuant to the indenture;

•	add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us;

•	make provision with respect to adjustments to the conversion rate as required by the indenture or to increase the conversion rate in accordance with the indenture;

•	irrevocably elect or eliminate one or more settlement methods and/or irrevocably elect a minimum specified dollar amount; or

•	comply with the requirement of the SEC in order to effect or maintain the qualification of the indenture and any supplemental indenture under the TIA.

In addition, we and the trustee may enter into a supplemental indenture without the consent of holders of the notes in order to cure any ambiguity, defect, omission or inconsistency in the indenture in a manner that does not, individually or in the aggregate with all other changes, materially adversely affect the rights of any holder in any respect.

Discharge

We may generally satisfy and discharge our obligations under the indenture:

•	by delivering all outstanding notes to the trustee for cancellation; or

•	if after such notes have become due and payable at their scheduled maturity, upon conversion, or upon optional redemption, tax redemption or repurchase upon fundamental change, by irrevocably depositing with the trustee or the paying agent (if the paying agent is not us or any of our affiliates) cash or, in the case of conversion, cash, ordinary shares (and cash in lieu of any fractional shares) or a combination thereof, as applicable, sufficient to satisfy all obligations due on all outstanding notes and paying all other sums payable under the indenture.

In addition, in the case of a deposit, there must not exist a default or event of default with respect to the notes on the date we make the deposit, and the deposit must not result in a breach or violation of, or constitute a default under, the indenture.

Calculations in Respect of Notes

We and our agents are responsible for making all calculations called for under the indenture and notes. These calculations include, but are not limited to, determination of the closing sale price of our ordinary shares, the number of shares deliverable upon conversion of the notes, the daily VWAPs, the daily settlement amounts, the daily conversion values, the conversion rate of the notes, additional amounts (if any) and amounts of interest payable on the notes. We and our agents will make all of these calculations in good faith, and, absent manifest error, these calculations will be final and binding on all holders of notes. We will provide a copy of these calculations to the trustee, as required, and, absent manifest error, the trustee is entitled to conclusively rely on the accuracy of our calculations without independent verification.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the notes or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Annual Reports

We must provide the trustee with a copy of the reports we must file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the date 15 business days after such reports must be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). The filing of these reports with the SEC through its EDGAR database within the time periods for filing the same under the Exchange Act (taking into account any applicable grace periods provided thereunder) will satisfy our obligation to furnish those reports to the trustee. We will comply at all times with Section 314(a) of the TIA.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, or accrued and unpaid interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish (in no event later than five days after we request repayment) in a newspaper of general circulation in the City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar, paying agent and conversion agent will forward to the trustee any notes surrendered to them for transfer, exchange, payment or conversion, and the trustee will promptly cancel those notes in accordance with its customary procedures. We will not issue new notes to replace notes that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any notes we purchase in this manner, in the case of a re-issuance or resale, so long as such notes do not constitute “restricted securities” (as such term is defined under Rule 144 under the Securities Act) upon such re-issuance or resale. Notes surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Notes

We will replace mutilated, lost, destroyed or stolen notes at the holder’s expense upon delivery to the trustee of the mutilated notes or evidence of the loss, destruction or theft of the notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen note, we or the trustee may require, at the expense of the holder, indemnity (including in the form of a bond) reasonably satisfactory to us and the trustee.

Trustee and Transfer Agent

The trustee for the notes is U.S. Bank National Association. We have appointed the trustee as the initial paying agent, registrar and conversion agent with regard to the notes. The indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. U.S. Bank National Association and its affiliates have in the past provided or may from time to time in the future provide banking and other services to us in the ordinary course of their business.

The holders of a majority in aggregate principal amount of the notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee must exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand.

The transfer agent for our ordinary shares is Computershare Trust Company, N.A.

Listing and Trading

We do not intend to apply for listing of the notes on any securities exchange or to arrange for their quotation on any interdealer quotation system. Our ordinary shares are listed for trading on Nasdaq.

Form, Denomination and Registration of Notes

General

The notes have been issued in registered form, without interest coupons, in minimum denominations and integral multiples of $1,000 principal amount, in the form of securities as set forth in the indenture. The trustee need not register the transfer of or exchange any note for which the holder has delivered, and not validly withdrawn, a fundamental change repurchase notice, except (i) if we default in the payment of the fundamental change repurchase price or (ii) with respect to that portion of the notes not being repurchased.

All notes acquired or held by any affiliate of ours (“affiliate securities”) and all notes acquired or held by an SLP Entity (as defined below) or any of its affiliate (“SLP securities”) shall be issued in the form of permanent certificated notes in registered form in substantially the form set forth in Exhibit A to the indenture (each, a “physical security”) and, if applicable, bearing any legends required by the indenture. Physical securities may be issued in exchange for interests in a global security solely pursuant to the indenture.

So long as the notes (excluding affiliate securities and SLP securities (except as permitted under the indenture), or portion thereof, are eligible for book-entry settlement with the depositary, unless otherwise required by law, subject to the indenture, such notes may be represented by one or more notes in global form registered in the name of the depositary or the nominee of the depositary (“global securities”). The transfer and exchange of beneficial interests in any such global securities shall be effected through the depositary in accordance with the indenture and the applicable procedures of the depositary. Except as provided in the indenture, beneficial owners of a global security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such global security.

Any global securities shall represent such of the outstanding notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding notes from time to time endorsed thereon and that the aggregate amount of outstanding notes represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, redemptions, conversions, transfers or exchanges permitted hereby. Any endorsement of a global security to reflect the amount of any increase or decrease in the amount of outstanding notes represented thereby shall be made by the trustee or the custodian for the global security, at the written direction of the Trustee, in such manner and upon instructions given by the holder of such notes in accordance with this Indenture. Payment of principal of, and interest on, any global securities (including the fundamental change repurchase price, if applicable, and the redemption price, if applicable) shall be made to the depositary in immediately available funds.

“SLP Entity” means Silver Lake Partners IV, L.P. and any of its permitted transferees under the note purchase agreement, dated as of December 15, 2013 by and between Avago Technologies Limited and Silver Lake Partners IV, L.P.

We will not impose a service charge in connection with any transfer or exchange of any note.

Governing Law

The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, are governed by and will be construed in accordance with the laws of the State of New York.

DESCRIPTION OF SHARE CAPITAL

General

As of May 4, 2014, we had:

•	251,328,239 ordinary shares outstanding held by four shareholders of record; and

•	28,383,700 ordinary shares issuable upon exercise of outstanding options to acquire our ordinary shares and on the vesting of restricted share units.

The foregoing data does not reflect any changes as a result of the LSI acquisition that closed on May 6, 2014.

The following description of our share capital summarizes the material terms and provisions of the ordinary shares that the selling securityholders may offer from time to time pursuant to this prospectus. The following description of our share capital and provisions of our memorandum and articles of association are summaries and are qualified by reference to the memorandum and articles of association, copies of which have been previously filed with the SEC.

Ordinary Shares

We currently have only one class of issued shares, which have identical rights in all respects and rank equally with one another. Our ordinary shares have no par value and there is no concept of authorized share capital under Singapore law. All shares presently issued are fully paid and existing shareholders are not subject to any calls on shares. Although Singapore law does not recognize the concept of “non-assessability” with respect to newly-issued shares, we note that any purchaser of our shares who has fully paid up all amounts due with respect to such shares will not be subject under Singapore law to any personal liability to contribute to the assets or liabilities of our company in such purchaser’s capacity solely as a holder of such shares. We believe that this interpretation is substantively consistent with the concept of “non-assessability” under most, if not all, U.S. state corporations laws. All shares are in registered form. We cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own shares.

There is a provision in our articles of association which enables us to issue shares with preferential, deferred, qualified or other special rights, privileges, conditions or such restrictions, whether in regard to dividend, voting, return of capital, redemption or otherwise, as our directors may deem fit with respect to additional classes of shares, subject to the provisions of the Singapore Companies Act, our articles of association and any special rights previously conferred on the holders of any existing shares or class of shares. For more information, see “—Preference Shares”.

New Shares

Under Singapore law and our articles of association, new shares may be issued only with the prior approval of our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issue of shares. Approval, if granted, will lapse at the earlier of:

•	the conclusion of the next annual general meeting;

•	the expiration of the period within which the next annual general meeting is required by law to be held (i.e., within 15 months from the last annual general meeting); or

•	the subsequent revocation or modification of approval by our shareholders acting at a duly noticed and convened meeting.

At our annual general meeting on April 9, 2014, our shareholders approved and provided our board of directors with general authority to allot and issue new ordinary shares in the Company’s capital without further shareholder action. This general authority includes the authority, among other matters, to make or grant offers, agreements, options or other instruments requiring the issuance of ordinary shares (including the grant of awards or options pursuant to the Company’s equity-based incentive plans) and the creation and issuance of warrants, debentures or other instruments convertible into ordinary shares, which authority shall continue in effect until the earlier of the conclusion of our 2015 annual general meeting of shareholders or the expiration of the period within which our 2015 annual general meeting of shareholders is required by law to be held. Subject to this, the provisions of the Singapore Companies Act, our articles of association and the rules of Nasdaq, the directors control the allotment and issuance of all new ordinary shares and may issue new ordinary shares to such persons on such terms and conditions and with the rights and restrictions as they may think fit to impose.

Preference Shares

Our articles of association provide that we may, subject to the prior approval in a general meeting of our shareholders, issue shares of a different class with preferential, deferred, qualified or other special rights, privileges or conditions as our board of directors may determine. Under Singapore law, our preference shareholders will have the right to attend any general meeting and in a poll at such general meeting, to have at least one vote for every preference share held:

•	upon any resolution concerning the winding-up of our company;

•	upon any resolution which varies the rights attached to such preference shares; or

•	when the dividends to be paid on our preference shares are more than twelve months in arrears, for the period they remain unpaid.

We may, subject to the prior approval in a general meeting of our shareholders, issue preference shares which are, at our option, subject to redemption, provided that such preference shares may not be redeemed out of capital unless:

•	all the directors have made a solvency statement in relation to such redemption; and

•	we have lodged a copy of the statement with the Singapore Registrar of Companies.

Further, the shares must be fully paid-up before they are redeemed.

Transfer of Ordinary Shares

Subject to applicable securities laws in relevant jurisdictions and our articles of association, our ordinary shares are freely transferable. Shares may be transferred by a duly signed instrument of transfer in any usual or common form or in a form acceptable to the Company. The directors may in their discretion decline to register any transfer of shares on which we have a lien. The directors may also decline to register any transfer unless, among other things, evidence of payment of any stamp duty payable with respect to the transfer is provided together with other evidence of ownership and title as the directors may require. We will replace lost or destroyed certificates for shares upon notice to us and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require and the payment of all applicable fees.

Election and Re-election of Directors

Under our articles of association, our board of directors may appoint any person to be a director as an additional director or to fill a casual vacancy, provided that any person so appointed shall hold office only until the next annual general meeting, and shall then be eligible for re-election.

Under our articles of association, no person other than a director retiring at a general meeting is eligible for appointment as a director at any general meeting, without the recommendation of the Board for election, unless (a) in the case of a member or members who in aggregate hold(s) more than fifty percent of the total number of our issued and paid-up shares (excluding treasury shares), not less than ten days, or (b) in the case of a member or members who in aggregate hold(s) more than five percent of the total number of our issued and paid-up shares (excluding treasury shares), not less than 120 days, before the date of the notice provided to members in connection with the general meeting, a written notice signed by such member or members (other than the person to be proposed for appointment) who (i) are qualified to attend and vote at the meeting for which such notice is given, and (ii) have held shares representing the prescribed threshold in (a) or (b) above, for a continuous period of at least one year prior to the date on which such notice is given, is lodged at our registered office in Singapore. Such a notice must also include the consent of the person nominated.

Shareholders’ Meetings

We are required to hold an annual general meeting each year and not more than 15 months after the holding of the last preceding annual general meeting. The directors may convene an extraordinary general meeting whenever they think fit and they must do so upon the written request of shareholders representing not less than one-tenth of the total voting rights of all shareholders. In addition, two or more shareholders holding not less than one-tenth of our total number of issued shares (excluding our treasury shares) may call a meeting of our shareholders.

Unless otherwise required by law or by our articles of association, voting at general meetings is by ordinary resolution, requiring the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the resolution. An ordinary resolution suffices, for example, for appointments of directors. A special resolution, requiring an affirmative vote of not less than three-fourths of the shares present in person or represented by proxy at the meeting and entitled to vote on the resolution, is necessary for certain matters under Singapore law, such as an alteration of our articles of association.

Voting Rights

Voting at any meeting of shareholders is by poll. On a poll every shareholder who is present in person or by proxy or by attorney, or in the case of a corporation, by a representative, has one vote for every share held by such shareholder.

Dividends

Our board of directors has adopted a dividend policy authorizing us to pay a cash dividend on a quarterly basis. On June 4, 2014, our board of directors declared an interim cash dividend of $0.29 per share paid on June 30, 2014 to shareholders of record at the close of business (5:00 p.m.), Eastern Time, on June 19, 2014. In the first two quarters of fiscal year 2014, we paid an aggregate of $130 million, and in fiscal years 2013 and 2012, we paid an aggregate of $198 million and $137 million, respectively, in dividends to our shareholders.

Our board of directors reviews our dividend policy regularly and the declaration and payment of any future dividends will be at the discretion and approval of our board of directors and subject to the continuing determination by our board of directors that such dividends are in the Company’s best interests. Future dividend payments will also depend upon such factors as our earnings level, capital requirements, contractual restrictions, cash position, overall financial condition and any other factors deemed relevant by our board of directors.

The payment of cash dividends on our ordinary shares is restricted under the agreements that govern the terms of our indebtedness, applicable law and our corporate structure. Pursuant to Singapore law and our articles of association, no dividends may be paid except out of our profits. Also, because we are a holding company, our ability to pay cash dividends on our ordinary shares may be limited by restrictions on our ability to obtain sufficient funds through dividends from subsidiaries, including restrictions under the terms of the agreements governing our indebtedness.

Bonus and Rights Issues

Pursuant to the general authority granted to our board of directors at our 2014 annual general meeting of shareholders, our board of directors may until the earlier of the conclusion of our 2015 annual general meeting of shareholders or the expiration of the period within which our 2015 annual general meeting of shareholders is required by law to be held, without further shareholder approval:

•	capitalize any reserves or profits and distribute the same as fully paid bonus ordinary shares to shareholders in proportion to their shareholdings;

•	issue bonus shares to participants of any share incentive or option scheme, or plan implemented by us and approved by our shareholders, in such manner and on such terms as our board of directors may think fit; and

•	issue rights to take up additional shares to shareholders in proportion to their shareholdings, with such rights being subject to any conditions attached to such issue and the regulations of Nasdaq.

Takeovers

The Singapore Code on Take-overs and Mergers regulates, among other things, the acquisition of ordinary shares of Singapore-incorporated public companies. Any person acquiring an interest, whether by a series of transactions over a period of time or not, either on their own or together with parties acting in concert with such person, in 30% or more of our voting shares, or, if such person holds, either on their own or together with parties acting in concert with such person, between 30% and 50% (both amounts inclusive) of our voting shares, and if such person (or parties acting in concert with such person) acquires additional voting shares representing more than 1% of our voting shares in any six-month period, must, except with the consent of the Securities Industry Council in Singapore, extend a mandatory takeover offer for the remaining voting shares in accordance with the provisions of the Singapore Code on Take-overs and Mergers.

“Parties acting in concert” comprise individuals or companies who, pursuant to an agreement or understanding (whether formal or informal), cooperate, through the acquisition by any of them of shares in a company, to obtain or consolidate effective control of that company. Certain persons are presumed (unless the presumption is rebutted) to be acting in concert with each other. They are as follows:

•	a company and its related companies, the associated companies of any of the company and its related companies, companies whose associated companies include any of these companies and any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights;

•	a company and its directors (including their close relatives, related trusts and companies controlled by any of the directors, their close relatives and related trusts);

•	a company and its pension funds and employee share schemes;

•	a person with any investment company, unit trust or other fund whose investment such person manages on a discretionary basis but only in respect of the investment account which such person manages;

•	a financial or other professional adviser, including a stockbroker, and its clients in respect of shares held by the adviser and persons controlling, controlled by or under the same control as the adviser and all the funds managed by the adviser on a discretionary basis, where the shareholdings of the adviser and any of those funds in the client total 10% or more of the client’s equity share capital;

•	directors of a company (including their close relatives, related trusts and companies controlled by any of such directors, their close relatives and related trusts) which is subject to an offer or where the directors have reason to believe a bona fide offer for the company may be imminent;

•	partners; and

•	an individual and such person’s close relatives, related trusts, any person who is accustomed to act in accordance with such person’s instructions and companies controlled by the individual, such person’s close relatives, related trusts or any person who is accustomed to act in accordance with such person’s instructions and any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights.

A mandatory offer must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror during the offer period and within the six months preceding the acquisition of shares that triggered the mandatory offer obligation.

Under the Singapore Code on Take-overs and Mergers, where effective control of a company is acquired or consolidated by a person, or persons acting in concert, a general offer to all other shareholders is normally required. An offeror must treat all shareholders of the same class in an offeree company equally. A fundamental requirement is that shareholders in the company subject to the takeover offer must be given sufficient information, advice and time to consider and decide on the offer. These legal requirements may impede or delay a takeover of our company by a third-party.

We may submit an application to the Securities Industry Council of Singapore for a waiver from the Singapore Code on Take-overs and Mergers so that the Singapore Code on Take-overs and Mergers will not apply to our company for so long as we are not listed on a securities exchange in Singapore. We will make an appropriate announcement if we submit the application and when the result of the application is known.

Liquidation or Other Return of Capital

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Limitations on Rights to Hold or Vote Ordinary Shares

Except as discussed above under “—Takeovers,” there are no limitations imposed by the laws of Singapore or by our articles of association on the right of non-resident shareholders to hold or vote ordinary shares.

Limitations of Liability and Indemnification Matters

Our articles of association provide that, subject to the provisions of the Singapore Companies Act, every director, managing director, secretary or other officer of our company or our subsidiaries and affiliates shall be entitled to be indemnified by our company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto and in particular and without prejudice to the generality of the foregoing, no director, managing director, secretary or other officer of our company or our subsidiaries and affiliates shall be liable for the acts, receipts, neglects or defaults of any other director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to our company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of our company or for the insufficiency or deficiency of any security in or upon which any of the moneys of our company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or in relation thereto unless the same happen through his or her own negligence, default, breach of duty or breach of trust.

The limitation of liability and indemnification provisions in our articles of association may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

The NASDAQ Global Select Market Listing

Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol “AVGO.”

Transfer Agent

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

COMPARISON OF SHAREHOLDER RIGHTS

We are incorporated under the laws of Singapore. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware which result from differences in governing documents and the laws of Singapore and Delaware. For purposes of this section, we have summarized the Singapore Companies Act as in effect as of the date hereof.

This discussion does not purport to be a complete or comprehensive statement of the rights of holders of our ordinary shares under applicable law in Singapore and our articles of association or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

The Singapore Companies Act contains the default articles that apply to a Singapore-incorporated company to the extent they are not excluded or modified by a company’s articles of association. They provide examples of the common provisions adopted by companies in their articles of association. However, as is the usual practice for companies incorporated in Singapore, we have specifically excluded the application of these provisions in our articles of association, which we refer to below as our articles.

Delaware	Singapore – Avago Technologies Limited
Board of Directors

A typical certificate of incorporation and bylaws would provide that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors. Under Delaware law, a board of directors can be divided into classes and cumulative voting in the election of directors is only permitted if expressly authorized in a corporation’s certificate of incorporation.	The memorandum and articles of association of companies will typically state the minimum and maximum number of directors as well as provide that the number of directors may be increased or reduced by shareholders via ordinary resolution passed at a general meeting, provided that the number of directors following such increase or reduction is within the maximum and minimum number of directors provided in our articles and the Singapore Companies Act, respectively. Our articles provide that the maximum number of directors will be 13.

Limitation on Personal Liability of Directors

A typical certificate of incorporation provides for the elimination of personal monetary liability of directors for breach of fiduciary duties as directors to the fullest extent permissible under the laws of Delaware, except for liability (i) for any breach of a director’s loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the liability of directors for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit. A typical certificate of incorporation would also provide that if the Delaware General Corporation Law is amended so as to allow further elimination of, or limitations on, director	Pursuant to the Singapore Companies Act, any provision (whether in the articles of association, contract or otherwise) exempting or indemnifying a director against any liability for negligence, default, breach of duty or breach of trust will be void. Our articles provide that subject to the provisions of the Singapore Companies Act, every director, managing director, secretary and other officer of the Company and its subsidiaries and affiliates, will be indemnified against any liability incurred by such person in defending any proceedings, whether civil or criminal, which relate to anything done or omitted or alleged to be done or omitted by such person as an officer or employee of the company and in which judgment is given in their favor or in which such person is acquitted or in connection with any application under

Delaware	Singapore – Avago Technologies Limited

liability, then the liability of directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.	the Singapore Companies Act or any other Singapore statute in which relief is granted to such person by the court unless the same should happen through their own negligence, default, breach of duty or breach of trust.

Interested Shareholders

Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an “interested stockholder” for three years following the time that the stockholder becomes an interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person or group that owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.

A Delaware corporation may elect to “opt out” of, and not be governed by, Section 203 through a provision in either its original certificate of incorporation, or an amendment to its original certificate or bylaws that was approved by majority stockholder vote.

There are no comparable provisions in Singapore with respect to public companies which are not listed on the Singapore Exchange Securities Trading Limited.

Removal of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of holders of any preferred stock, directors may be removed at any time by the affirmative vote of the holders of at least a majority, or in some instances a supermajority, of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. A certificate of incorporation could also provide that such a right is only exercisable when a director is being removed for cause (removal of a director only for cause is the default rule in the case of a classified board).	According to the Singapore Companies Act, directors of a Singapore public company may be removed before expiration of their term of office with or without cause by ordinary resolution (i.e., a resolution which is passed by a simple majority of those shareholders present and voting in person or by proxy). Notice of the intention to move such a resolution has to be given to the company not less than 28 days before the meeting at which it is moved. The company shall then give notice of such resolution to its shareholders not less than 14 days before the meeting. Where any director removed in this manner was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove such director will not take effect until such director’s successor has been appointed.

Delaware	Singapore – Avago Technologies Limited

Filling Vacancies on the Board of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of the holders of any preferred stock, any vacancy, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled by a majority vote of the remaining directors, even if such directors remaining in office constitute less than a quorum, or by the sole remaining director. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.	The articles of a Singapore public company typically provide that the directors have the power to appoint any person to be a director, either to fill a vacancy or as an addition to the existing directors, provided that the total number of directors will not at any time exceed the maximum number fixed in the articles. Any newly elected director shall hold office until the next following annual general meeting, where such director will then be eligible for re-election. Our articles provide that the directors may appoint any person to be a director as an additional director or to fill a vacancy provided that any person so appointed will only hold office until the next annual general meeting, and will then be eligible for re-election.

Amendment of Governing Documents

Amendment of Certification of Incorporation and Bylaws

Under the Delaware General Corporation Law, amendments to a corporation’s certificate of incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on the amendment. If a class vote on the amendment is required by the Delaware General Corporation Law, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, the board of directors may amend bylaws if so authorized in the certificate of incorporation. The stockholders of a Delaware corporation also have the power to amend bylaws.

Alteration to memorandum and articles of association

Our memorandum and articles may be altered by special resolution (i.e., a resolution passed by at least a three-fourths majority of the shares entitled to vote, present in person or by proxy at a meeting for which not less than 21 days written notice is given). The board of directors has no right to amend the memorandum or articles.

Meetings of Shareholders

Annual and Special Meetings

Typical bylaws provide that annual meetings of stockholders are to be held on a date and at a time fixed by the board of directors. Under the Delaware General Corporation Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

Annual General Meetings

All companies are required to hold an annual general meeting once every calendar year. The first annual general meeting must be held within 18 months of the company’s incorporation and subsequently, not more than 15 months may elapse between annual general meetings.

Extraordinary General Meetings

Any general meeting other than the annual general meeting is called an “extraordinary general meeting”.

Delaware	Singapore – Avago Technologies Limited

Two or more shareholders holding not less than 10% of the total number of issued shares (excluding treasury shares) may call an extraordinary general meeting. In addition, the articles usually also provide that general meetings may be convened in accordance with the Singapore Companies Act by the directors.

Notwithstanding anything in the articles, the directors are required to convene a general meeting if required to do so by requisition (i.e., written notice to directors requiring that a meeting be called) by shareholder(s) holding not less than 10% of the paid-up capital of the company carrying voting rights.

Our articles provide that the directors may, whenever they think fit, convene an extraordinary general meeting.

Quorum Requirements

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation or bylaws can specify the number of shares which constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Quorum Requirements

Our articles provide that shareholders entitled to vote holding a majority of the number of our issued and paid-up shares, present in person or by proxy at a meeting, shall be a quorum. In the event a quorum is not present, the meeting may be adjourned for one week. When reconvened, the quorum for the meeting will be shareholders entitled to vote holding between them a majority of the number of our issued and paid-up shares, present in person or by proxy at such meeting.

Indemnification of Officers, Directors and Employees

Under the Delaware General Corporation Law, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person:

•     acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in some circumstances, at least not opposed to its best interests; and

The Singapore Companies Act does not prevent a company from:

•     purchasing and maintaining for any director and officer insurance against any liability which by law would otherwise attach to such officer in respect of any negligence, default, breach of duty or breach of trust of which such director or officer may be guilty in relation to the company; or

•     indemnifying such director or officer against any liability incurred in defending any proceedings (whether civil or criminal) in which judgment is given in such director or officer’s favor or in which he or she is acquitted; or

•     indemnifying such director or officer against any liability incurred by such director or officer in connection with any application under specified sections of the Singapore Companies Act in which relief is granted to such officer or auditor by a court.

Delaware	Singapore – Avago Technologies Limited

•     in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Delaware corporate law permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by Delaware corporate law to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to be so indemnified.

In cases where a director is sued by the company, the Singapore Companies Act gives the court the power to relieve directors either wholly or partially from the consequences of their negligence, default, breach of duty or breach of trust. In order for relief to be obtained, it must be shown that (i) the director acted reasonably and honestly; and (ii) it is fair, having regard to all the circumstances of the case.

Our articles provide that subject to the provisions of the Singapore Companies Act, every director, managing director, secretary and other officer for the time being of our company and our subsidiaries and affiliates, will be indemnified by the company against any liability incurred by such person in defending any proceedings, whether civil or criminal, which relates to anything done or omitted or alleged to be done or omitted by such person as an officer or employee of the company and in which judgment is given in their favor or in which such person is acquitted or in connection with any application under the Singapore Companies Act or any other Singapore statute in which relief is granted to such person by the court unless the same shall happen through their own negligence, default, breach of duty or breach of trust.

Shareholder Approval of Business Combinations

Generally, under the Delaware General Corporation Law, completion of a merger, consolidation, or the sale, lease or exchange of substantially all of a corporation’s assets or dissolution requires approval by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote.

The Delaware General Corporation Law also requires a special vote of stockholders in connection with a business combination with an “interested stockholder” as defined in section 203 of the Delaware General Corporation Law. See “—Interested Shareholders” above.

The Singapore Companies Act mandates that specified corporate actions require approval by the shareholders in a general meeting, notably:

•     notwithstanding anything in the company’s memorandum or articles, directors are not permitted to carry into effect any proposals for disposing of the whole or substantially the whole of the company’s undertaking or property unless those proposals have been approved by shareholders in a general meeting;

•     subject to the memorandum of each amalgamating company, an amalgamation proposal must be approved by the shareholders of each amalgamating company via special resolution at a general meeting; and

•     notwithstanding anything in the company’s memorandum or articles, the directors may not, without the prior approval of shareholders, issue shares, including shares being issued in connection with corporate actions.

Delaware	Singapore – Avago Technologies Limited

Shareholder Action Without A Meeting

Under the Delaware General Corporation Law, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing. It is not uncommon for a corporation’s certificate of incorporation to prohibit such action.	There are no equivalent provisions in respect of public companies which are not listed in Singapore. As a result, shareholder action by written consent is not permitted.

Shareholder Suits

Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under the Delaware General Corporation Law have been met. A person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. The Delaware General Corporation Law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

Standing

Only registered shareholders of our company reflected in our shareholder register are recognized under Singapore law as shareholders of our company. As a result, only registered shareholders have legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. Holders of book-entry interests in our shares will be required to exchange their book-entry interests for certificated shares and to be registered as shareholders in our shareholder register in order to institute or enforce any legal proceedings or claims against us, our directors or our executive officers relating to shareholder rights. A holder of book-entry interests may become a registered shareholder of our company by exchanging its interest in our shares for certificated shares and being registered in our shareholder register.

Derivative actions

The Singapore Companies Act has a provision, which is limited in its scope to companies that are not listed on the securities exchange in Singapore, which provides a mechanism enabling shareholders to apply to the court for leave to bring a derivative action on behalf of the company. Derivative actions are also allowed as a common law action.

Applications are generally made by shareholders of the company or individual directors, but courts are given the discretion to allow such persons as they deem proper to apply (e.g., beneficial owner of shares) in the appropriate circumstances.

It should be noted that this provision of the Singapore Companies Act is primarily used by minority shareholders to bring an action in the name and on

Delaware	Singapore – Avago Technologies Limited

behalf of the company or intervene in an action to which the company is a party for the purpose of prosecuting, defending or discontinuing the action on behalf of the company. Prior to commencing a derivative action, notice is required to be given to the directors of the company of the party’s intention to commence such action.

Class actions

The concept of class action suits, which allows individual shareholders to bring an action seeking to represent the class or classes of shareholders, does not exist in Singapore. However, it is possible as a matter of procedure for a number of shareholders to lead an action and establish liability on behalf of themselves and other shareholders who join in or who are made parties to the action. These shareholders are commonly known as “lead plaintiffs.”

Distributions and Dividends; Repurchases and Redemptions

The Delaware General Corporation Law permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Under the Delaware General Corporation Law, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

The Singapore Companies Act provides that no dividends can be paid to shareholders except out of profits.

The Singapore Companies Act does not provide a definition on when profits are deemed to be available for the purpose of paying dividends and this is accordingly governed by case law.

Our articles provide that no dividend can be paid otherwise than out of profits.

Acquisition of a company’s own shares

The Singapore Companies Act generally prohibits a company from acquiring its own shares subject to certain exceptions. Any contract or transaction by which a company acquires or transfers its own shares is void. However, provided that it is expressly permitted to do so by its articles and subject to the special conditions of each permitted acquisition contained in the Singapore Companies Act, a company may:

•     redeem redeemable preference shares (the redemption of these shares will not reduce the capital of the company). Preference shares may be redeemed out of capital if all the directors make a solvency statement in relation to such redemption in accordance with the Singapore Companies Act;

•     whether listed on a securities exchange or not, make an off-market purchase of its own shares in accordance with an equal access scheme authorized in advance at a general meeting;

Delaware	Singapore – Avago Technologies Limited

•     if it is not listed on a securities exchange, make a selective off-market purchase of its own shares in accordance with an agreement authorized in advance at a general meeting by a special resolution where persons whose shares are to be acquired and their associated persons have abstained from voting; and

•     whether listed on a securities exchange or not, make an acquisition of its own shares under a contingent purchase contract which has been authorized in advance at a general meeting by a special resolution.

A company may also purchase its own shares by an order of a Singapore court.

The total number of ordinary shares that may be acquired by a company in a relevant period may not exceed 10% of the total number of ordinary shares in that class as of the date of the last annual general meeting of the company or as of the date of the resolution to acquire the shares, whichever is higher. Where, however, a company has reduced its share capital by a special resolution or a Singapore court made an order to such effect, the total number of ordinary shares in any class shall be taken to be the total number of ordinary shares in that class as altered by the special resolution or the order of the court. Payment must be made out of the company’s distributable profits or capital, provided that the company is solvent.

Financial assistance for the acquisition of shares

A company may not give financial assistance to any person whether directly or indirectly for the purpose of:

•     the acquisition or proposed acquisition of shares in the company or units of such shares; or

•     the acquisition or proposed acquisition of shares in its holding company or units of such shares.

Financial assistance may take the form of a loan, the giving of a guarantee, the provision of security, the release of an obligation, the release of a debt or otherwise.

However, it should be noted that a company may provide financial assistance for the acquisition of its shares or shares in its holding company if it complies with the requirements (including approval by special resolution) set out in the Singapore Companies Act.

Delaware	Singapore – Avago Technologies Limited
Our articles provide that subject to the provisions of the Singapore Companies Act, we may purchase or otherwise acquire our own shares upon such terms and subject to such conditions as we may deem fit. These shares may be held as treasury shares or cancelled as provided in the Singapore Companies Act or dealt with in such manner as may be permitted under the Singapore Companies Act. On cancellation of the shares, the rights and privileges attached to those shares will expire.

Transactions with Officers or Directors

Under the Delaware General Corporation Law, some contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest provided that some conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the Delaware General Corporation Law, either (a) the stockholders or the board of directors must approve in good faith any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been “fair” as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of material facts, even though less than a majority of a quorum.

Under the Singapore Companies Act, directors are not prohibited from dealing with the company, but where they have an interest in a transaction with the company, that interest must be disclosed to the board of directors. In particular, every director who is in any way, whether directly or indirectly, interested in a transaction or proposed transaction with the company must, as soon practicable after the relevant facts have come to such director’s knowledge, declare the nature of such director’s interest at a board of directors’ meeting.

In addition, a director who holds any office or possesses any property which directly or indirectly might create interests in conflict with such director’s duties as director is required to declare the fact and the nature, character and extent of the conflict at a meeting of directors.

The Singapore Companies Act extends the scope of this statutory duty of a director to disclose any interests by pronouncing that an interest of a member of a director’s family (including spouse, son, adopted son, step-son, daughter, adopted daughter and step-daughter) will be treated as an interest of the director.

There is however no requirement for disclosure where the interest of the director consists only of being a member or creditor of a corporation which is interested in the proposed transaction with the company if the interest may properly be regarded as immaterial. Where the proposed transaction relates to any loan to the company, no disclosure need be made where the director has only guaranteed the repayment of such loan, unless the articles of association provide otherwise.

Further, where the proposed transaction is to be made with or for the benefit of a related company (i.e. the holding company, subsidiary or subsidiary of a common holding company) no disclosure need be

Delaware	Singapore – Avago Technologies Limited

made of the fact that the director is also a director of that company, unless the articles of association provide otherwise.

Subject to specified exceptions, the Singapore Companies Act prohibits a Singapore company from making a loan to its directors or to directors of a related corporation, or giving a guarantee or security in connection with such a loan. Companies are also prohibited from making loans to its directors’ spouse or children (whether adopted or naturally or step-children), or giving a guarantee or security in connection with such a loan.

Dissenters’ Rights

Under the Delaware General Corporation Law, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.	There are no equivalent provisions in Singapore under the Singapore Companies Act.

Cumulative Voting

Under the Delaware General Corporation Law, a corporation may adopt in its bylaws that its directors shall be elected by cumulative voting. When directors are elected by cumulative voting, a stockholder has the number of votes equal to the number of shares held by such stockholder times the number of directors nominated for election. The stockholder may cast all of such votes for one director or among the directors in any proportion.	There is no equivalent provision in respect of companies incorporated in Singapore.

Anti-Takeover Measures

Under the Delaware General Corporation Law, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred stock with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.	The articles of a Singapore public company typically provide that the company may allot and issue new shares of a different class with preferential, deferred, qualified or other special rights as its board of directors may determine with the prior approval of the company’s shareholders in a general meeting. Our articles provide that our shareholders may grant to our board the general authority to issue such preference shares until the next general meeting. See “Description of Share Capital—Preference Shares” elsewhere in this prospectus.

In addition, Delaware law does not prohibit a corporation from adopting a stockholder rights plan, or “poison pill,” which could prevent a takeover attempt	Singapore law does not generally prohibit a corporation from adopting “poison pill” arrangements which could prevent a takeover attempt

Delaware	Singapore – Avago Technologies Limited

and also preclude shareholders from realizing a potential premium over the market value of their shares.

and also preclude shareholders from realizing a potential premium over the market value of their shares.

However, under the Singapore Code on Take-overs and Mergers, if, in the course of an offer, or even before the date of the offer, the board of the offeree company has reason to believe that a bona fide offer is imminent, the board must not, except pursuant to a contract entered into earlier, take any action, without the approval of shareholders at a general meeting, on the affairs of the offeree company that could effectively result in any bona fide offer being frustrated or the shareholders being denied an opportunity to decide on its merits.

See “Description of Share Capital—Takeovers” elsewhere in this prospectus for a description of the Singapore Code on Take-overs and Mergers.

SELLING SECURITYHOLDERS

On May 6, 2014, we issued $1 billion aggregate principal amount of our 2.0% Convertible Senior Notes due 2021 to SLP Argo I Ltd., a Cayman Islands exempted company, and SLP Argo II Ltd., a Cayman Islands exempted company (together with SLP Argo I Ltd., the “Purchasers”), pursuant to a note purchase agreement, dated December 15, 2013 (as amended, the “note purchase agreement”), by and among Avago Technologies Limited, Silver Lake Partners IV, L.P. (whose rights and obligations under the note purchase agreement were thereafter assigned to and assumed by the Purchasers, who are affiliates of Silver Lake Partners IV, L.P.) and Deutsche Bank AG, Singapore Branch, as lead manager. The notes were initially convertible into an aggregate of 20,816,000 ordinary shares and were issued in transactions exempt from the registration requirements of the Securities Act. The notes remain subject to transfer restrictions which contractually prohibit the transfer of the notes or any sale to a non-affiliated third party until November 6, 2014, subject to certain exceptions related to dispositions in connection with a change of control (as defined in the note purchase agreement) of the Company or in connection with certain other mergers, consolidations or similar transactions to which the Company is a party, any tender offer for our ordinary shares or in connection with the selling securityholders’ financing of the notes or in connection or with any foreclosure of any pledge of the notes or ordinary shares that are pledged in connection therewith. For purposes of this prospectus, selling securityholders includes their permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling securityholders’ interests. Our registration of the notes and the ordinary shares issuable upon conversion of the notes does not necessarily mean that the selling securityholders will sell all or any of such notes or ordinary shares.

The following table sets forth certain information as of August 21, 2014 concerning the notes and ordinary shares that may be offered from time to time by each selling securityholder with this prospectus. The information is based on information provided by or on behalf of the selling securityholders. In the table below, the number of ordinary shares that may be offered pursuant to this prospectus is calculated based on the initial conversion rate of 20.8160 ordinary shares per $1,000 aggregate principal amount of notes. The number of ordinary shares issuable upon conversion of the notes is subject to adjustment under certain circumstances described in the indenture governing the notes. Accordingly, the number of ordinary shares issuable upon conversion of the notes and the number of shares beneficially owned and offered by the selling securityholders pursuant to this prospectus may increase or decrease from that set forth in the table below.

Information about the selling securityholders may change over time. In particular, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided us with information regarding their notes. Any changed or new information given to us by the selling securityholders will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

In addition to the note purchase agreement, we also entered into a registration rights agreement with the Purchasers, dated as of May 6, 2014, with respect to the resale of the notes and the ordinary shares issuable upon conversion of the notes, if any, and a management rights agreement with Silver Lake Partners IV Cayman (AIV II), L.P. (“AIV II”), an affiliate of the Purchasers, dated May 6, 2014 (the “management rights agreement”), pursuant to which AIV II (and certain assignees) are entitled to certain access and consultation rights with respect to us at such times as AIV II or such other entity may reasonably request. Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, none of the selling securityholders has, or within the last three years has had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as a holder of our securities. Kenneth Hao, who serves as a member of our board of directors, is a director of each of SLP Argo I Ltd., SLP Argo II Ltd. and Silver Lake (Offshore) AIV GP IV, Ltd.

Name	Principal Amount of 2021 Notes Beneficially Owned and Offered Hereby	Number of Ordinary Shares Beneficially Owned and Offered Hereby (1)	Percentage of Ordinary Shares Beneficially Owned and Offered Hereby (2)
SLP Argo I Ltd. (3)	$980,953,000	20,419,517	7.50%
SLP Argo II Ltd. (3)	$19,047,000	396,482	0.14%

(1)	Assumes for each $1,000 in principal amount of the notes an initial conversion rate of 20.8160 ordinary shares per note upon conversion. This initial conversion rate is subject to adjustment, however, as described in this prospectus under “Description of Notes—Conversion Rights—Adjustment to Conversion Rate.” As a result, the number of ordinary shares issuable upon conversion of the notes may increase or decrease in the future.
(2)	The percentage reflects the 251,328,239 shares outstanding as of May 4, 2014 and gives effect to the total number of ordinary shares beneficially owned and offered hereby by SLP Argo I Ltd. and SLP Argo II Ltd.
(3)	SLP Argo I Ltd. is wholly-owned by Silver Lake Partners IV Cayman (AIV II), L.P. (“AIV II”). Silver Lake Technology Associates IV Cayman, L.P. (“SLTA IV Cayman”) is the general partner of AIV II. Silver Lake (Offshore) AIV GP IV, Ltd. (“AIV GP IV”) is the general partner of SLTA IV Cayman. As a result, each of AIV II, SLTA IV Cayman and AIV GP IV may be deemed to beneficially own some or all of the securities owned by SLP Argo I Ltd. Each of AIV II, SLTA IV Cayman and AIV GP IV disclaims such beneficial ownership except to the extent of such entity’s pecuniary interest.

SLP Argo II Ltd. is wholly-owned by Silver Lake Technology Investors IV Cayman, L.P. (“SLTI IV”). SLTA IV Cayman is the general partner of SLTI IV. AIV GP IV is the general partner of SLTA IV Cayman. As a result, each of SLTI IV, SLTA IV Cayman and AIV GP IV may be deemed to beneficially own some or all of the securities owned by SLP Argo II Ltd. Each of SLTI IV, SLTA IV Cayman and AIV GP IV disclaims such beneficial ownership except to the extent of such entity’s pecuniary interest.

PLAN OF DISTRIBUTION

The selling securityholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the notes or ordinary shares (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling securityholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Securities covered by this prospectus, but they will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Securities. We will not receive any proceeds from the sale of the notes and ordinary shares, if any, covered hereby.

The selling securityholders may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. The selling securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholders in one or more types of transactions, which may include:

•	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the Securities for whom they may act as agent;

•	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities;

•	short sales or transactions to cover short sales relating to the Securities;

•	one or more exchanges or over the counter market transactions;

•	through distribution by a selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling securityholders; and

•	any combination of the foregoing, or any other available means allowable under applicable law.

A selling securityholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

The selling securityholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the ordinary shares. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling securityholder or borrowed from the selling securityholders or others to settle such third-party sales or to close out any related open borrowings of ordinary shares. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement to this prospectus or post-effective amendment to the registration statement of which this prospectus is a part as may be required.

In addition, the selling securityholders may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell securities short and redeliver securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling securityholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling securityholders’ securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, the specific terms of the offering of Securities, including the specific Securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling securityholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the selling securityholders. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of Securities covered hereby, the selling securityholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling securityholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of Nasdaq in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We and the selling securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling securityholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act.

Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholders or their affiliates in the ordinary course of business.

The selling securityholders will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the selling securityholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.

In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries, the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on Nasdaq or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

Where interest, discount income, prepayment fee, redemption premium or break cost is derived from the notes by any person who is not resident in Singapore and who carries on any operations in Singapore through a permanent establishment in Singapore, the tax exemption available for qualifying debt securities (subject to certain conditions) under the Income Tax Act, Chapter 134 of Singapore, shall not apply if such person acquires the notes using the funds and profits of such person’s operations through a permanent establishment in Singapore. Any person whose interest, discount income, prepayment fee, redemption premium or break cost derived from the notes is not exempt from tax (including for the reasons described above) shall include such income in a return of income made under the Income Tax Act, Chapter 134 of Singapore.

Singapore

This prospectus has not been and will not be lodged with or registered as a prospectus by the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Securities may not be circulated or distributed, nor may Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) of Singapore (the “SFA”); (ii) to a relevant person pursuant to

Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired Securities pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

TAX CONSIDERATIONS

The following discussion of the material U.S. federal income tax and Singapore tax consequences of an investment in our notes or the ordinary shares issuable upon conversion of the notes is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not address all possible tax consequences relating to an investment in the notes or ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Singapore tax law, it represents the opinion of WongPartnership LLP, our Singapore counsel. Based on the facts and subject to the limitations set forth herein, the statements of law or legal conclusions under the caption “—U.S. Federal Income Taxation” constitute the opinion of Latham & Watkins LLP, our special U.S. counsel, as to the material U.S. federal income tax consequences to U.S. Holders (as defined below) under current law of an investment in the notes or the ordinary shares issuable upon conversion of the notes.

U.S. Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the purchase, ownership, conversion and disposition of notes and the ownership and disposition of our ordinary shares, but does not purport to be a complete analysis of all the potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes or ordinary shares. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, conversion and disposition of notes and the ownership and disposition of our ordinary shares. This summary deals only with notes or ordinary shares held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment) by U.S. Holders. This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income.

The following discussion does not deal with the tax consequences to any particular investor or to persons in special tax situations such as:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	banks;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies and real estate investment trusts;

•	traders that elect to mark-to-market;

•	tax-exempt entities;

•	persons subject to the alternative minimum tax;

•	persons holding the notes or our ordinary shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	persons whose functional currency is not the U.S. dollar;

•	persons that actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock;

•	persons holding notes or our ordinary shares in connection with a trade or business conducted outside of the United States; or

•	persons holding notes or our ordinary shares through partnerships or other pass-through entities.

U.S. Holders are urged to consult their tax advisors about the application of the U.S. federal tax rules to their particular circumstances as well as the state, local and foreign tax consequences to them of the purchase, ownership, conversion and disposition of notes and the ownership and disposition of our ordinary shares.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply if you are the beneficial owner of notes or ordinary shares received upon conversion of the notes and you are, for U.S. federal income tax purposes,

•	a citizen or individual resident of the United States;

•	a corporation (or other entity taxable as a corporation for United States federal income tax purposes) organized under the laws of the United States, any State thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of notes or ordinary shares, the tax treatment of a partner in such partnership will depend on the status of such partner and the activities of such partnership. If you are such a partner or partnership, you should consult your tax advisors regarding the U.S. federal income tax consequences to you of the purchase, ownership, conversion and disposition of the notes and the ownership and disposition of our ordinary shares.

Payment of Stated Interest

Stated interest on a note (including any additional amounts paid in respect of withholding taxes and without reduction for any amounts withheld) will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s method of accounting for tax purposes. Interest income on a note generally will constitute foreign-source income and generally will constitute “passive category income” or, in the case of certain U.S. Holders, “general category income.”

Market Discount

If a U.S. Holder acquires a note at a cost less than the stated redemption price at maturity of the note, the amount of such difference is treated as market discount, unless such difference is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years from the date of acquisition to maturity of the note. In general, market discount will be treated as accruing on a straight line basis over the remaining term of the note or, at the U.S. Holder’s election, under a constant yield method. If such an election is made, it will apply only to the note with respect to which it is made and may not be revoked.

A U.S. Holder may elect to include market discount in income over the remaining term of the note. Once made, this election applies to all market discount obligations acquired by such U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. Holder acquires a note at a market discount and does not elect to include accrued market discount in income over the remaining term of the note, such U.S. Holder may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until maturity or until a taxable disposition of the note.

If a U.S. Holder acquires a note at a market discount, such U.S. Holder will be required to treat any gain recognized on the disposition of the note as ordinary income to the extent of accrued market discount not previously included in income with respect to the note. If a U.S. Holder disposes of a note with market discount in one of certain otherwise non-taxable transactions, such U.S. Holder must include accrued market discount in income as ordinary income as if such U.S. holder had sold the note at its then fair market value.

Generally, upon conversion of a note acquired at a market discount into ordinary shares, any market discount not previously included in income (including as a result of the conversion) will carry over to the ordinary shares received. Any such market discount that is carried over to the ordinary shares received upon conversion will be taxable as ordinary income upon the sale or other disposition of the ordinary shares (including a deemed sale or disposition of fractional ordinary shares). However, whether a U.S. Holder that converts a note with market discount into cash and ordinary shares is required to recognize income with respect to all or a portion of its accrued market discount not previously included in income is uncertain. A U.S. Holder should consult their tax advisors as to the tax treatment of the conversion of a note for cash and ordinary shares.

Amortizable Bond Premium

If a U.S. Holder acquires a note at a cost greater than the sum of all amounts payable on the note after the acquisition date, other than payments of qualified stated interest, such U.S. Holder generally will be considered to have acquired the note with amortizable bond premium, except to the extent such excess is attributable to the note’s conversion feature. The amount attributable to the conversion feature of a note may be determined under any reasonable method, including by comparing the note’s purchase price to the market price of a similar note without a conversion feature.

A U.S. Holder generally may elect to amortize bond premium from the acquisition date to the note’s maturity date under a constant yield method. Once made, this election applies to all debt obligations held or subsequently acquired by such U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. The amount amortized in any taxable year generally is treated as an offset to interest income on the note and not as a separate deduction.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Except as provided below under “Conversion of Notes,” and subject to the passive foreign investment rules discussed below under “Passive Foreign Investment Company,” a U.S. Holder will recognize gain or loss on the sale, exchange, redemption or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less any amount attributable to accrued but unpaid stated interest, which will be taxable as such to the extent not previously included in income) and the U.S. Holder’s tax basis in the note. A U.S. Holder’s tax basis in a note generally will equal the cost of the note to the U.S. Holder increased by any market discount previously included in income with respect to the note, and reduced by any premium previously deducted (or used to offset interest income) with respect to the note. Subject to the market discount rules, any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as U.S.-source income or loss.

In the event we are a passive foreign investment company, a U.S. Holder generally will be taxed upon the sale, exchange, redemption or other taxable disposition of a note in the same manner that such U.S. Holder would be taxed upon the sale, exchange, redemption or other taxable disposition of ordinary shares in a passive foreign investment company, except that the notes will not be eligible for the “mark-to-market” election. See the discussion under “Passive Foreign Investment Company,” below.

Conversion of Notes

If a U.S. Holder presents a note for conversion, a U.S. Holder may receive solely cash, solely ordinary shares (together with cash, if applicable, in lieu of any fractional ordinary share), or a combination of cash and ordinary shares in exchange for notes depending upon our chosen settlement method.

A U.S. Holder generally will not recognize any income, gain or loss upon conversion of a note solely into ordinary shares, except with respect to ordinary shares received that are attributable to accrued interest (which will be taxable as ordinary interest income) and except with respect to cash received in lieu of a fractional ordinary share. The tax basis of the shares received upon such a conversion (including any fractional share deemed to be received by the U.S. Holder, but excluding any ordinary share attributable to accrued interest, the tax basis of which would equal its fair market value) generally will equal the tax basis of the note that was converted. A U.S. Holder’s holding period for our ordinary shares would include the period during which the U.S. Holder held the notes, except that the holding period of any ordinary shares received with respect to accrued interest would commence on the day after such ordinary shares are received. Cash received in lieu of a fractional share should be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share should generally result in capital gain or loss, if any, measured by the difference between the cash received for the fractional share and a U.S. Holder’s tax basis allocable to such fractional share.

If a U.S. Holder receives solely cash in exchange for notes upon conversion, the U.S. Holder’s gain or loss will be determined in the same manner as if the U.S. Holder disposed of the notes in a taxable disposition (as described above under “Sale, Exchange, Redemption or Other Taxable Disposition of Notes”).

The tax treatment of a conversion of a note into cash and ordinary shares is uncertain, and U.S. holders should consult their tax advisors regarding the consequences of such a conversion.

Treatment as a Recapitalization. If a combination of cash and shares is received by a U.S. Holder upon conversion of notes, we intend to take the position that the notes are securities for U.S. federal income tax purposes and that the conversion will be treated as a recapitalization for U.S. federal income tax purposes. In such case, a U.S. Holder will recognize gain, but not loss, in an amount equal to the lesser of (i) the excess of the sum of the cash and the fair market value of the ordinary shares received (other than amounts attributable to accrued interest, which will be treated as described above “Payment of Stated Interest”) over the U.S. Holder’s tax basis in the notes and (ii) the amount of cash received (other than cash received in lieu of a fractional share or cash attributable to accrued interest). Subject to the market discount rules, any gain recognized on conversion generally will be U.S.-source capital gain and will be long-term capital gain if, at the time of the conversion, the note has been held for more than one year.

Cash received in lieu of a fractional share of our ordinary shares upon a conversion of a note should be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share should generally result in capital gain or loss, if any, measured by the difference between the cash received for the fractional share and a U.S. Holder’s tax basis allocable to such fractional share, as described below.

The tax basis of the shares received upon such a conversion (including any fractional share deemed to be received by the U.S. Holder but excluding any ordinary share attributable to accrued interest, the tax basis of which would equal its fair market value) generally will equal the tax basis of the note that was converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than gain recognized in respect of any cash received with respect to a fractional share). A U.S. Holder’s tax basis in a fractional share will be determined by allocating such holder’s tax basis in our ordinary shares, as determined in accordance with the previous sentence, between the ordinary shares actually received and the fractional share deemed received upon conversion, in accordance with their respective fair market values. A U.S. Holder’s holding period for our ordinary shares would include the period during which the U.S. Holder held the notes, except that the holding period of any ordinary shares received with respect to accrued interest would commence on the day after such ordinary shares are received.

Alternative Treatment as Part Conversion and Part Redemption. Alternatively, the conversion of a note into cash and ordinary shares may be treated as in part a payment in redemption of a portion of the note and in part a conversion of a portion of the note into ordinary shares. Subject to the market discount rules, the U.S. Holder generally would recognize capital gain or loss with respect to the portion of the note treated as sold equal to the difference between the cash payment received by the U.S. Holder (other than amounts attributable to accrued interest) and the U.S. Holder’s adjusted tax basis in the portion of the note treated as sold. With respect to the portion of the note treated as converted, the ordinary shares received on such a conversion (other than ordinary shares attributable to accrued interest) would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. Holder. In that case, the U.S. Holder’s tax basis in the note would generally be allocated pro rata among the ordinary shares received and the portion of the note that is treated as sold for cash. Although the law is unclear on this point, such allocation is generally made pro rata based on the relative fair market value of the ordinary shares and the amount of cash received (other than ordinary shares or cash received attributable to accrued interest). U.S. Holders are urged to consult their tax advisors regarding such tax basis allocation. The holding period for the ordinary shares received in the conversion would include the holding period for the notes, except that the holding period of any ordinary shares received with respect to accrued interest would commence on the day after such ordinary shares are received.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. Holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, generally will not be considered to result in a deemed distribution to a U.S. Holder. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our ordinary shares) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. Holder will be deemed to have received a distribution even though the U.S. Holder has not received any cash or property as a result of such adjustments. In addition, an adjustment to the conversion rate in connection with a fundamental change may be treated as a deemed distribution. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain as described in “Taxation of Dividends and Other Distributions on the Ordinary Shares,” below. It is not clear whether a constructive dividend deemed paid to a non-corporate U.S. Holder could be “qualified dividend income” as discussed below under “Taxation of Dividends and Other Distributions on the Ordinary Shares.”

Taxation of Dividends and Other Distributions on the Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of any distribution we make to you with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will generally be includible in your gross income, in the year actually or constructively received, as dividend income, but only to the extent that such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be treated first as a tax-free return of your tax basis in the ordinary shares you hold, and then, to the extent such excess amount exceeds your tax basis in the ordinary shares, as capital gain. If we do not calculate our earnings and profits under U.S. federal income tax principles, you should expect that any distribution we make to you will be reported as a dividend even if such distribution would otherwise be treated as a tax-free return of capital or as capital gain under the rules described above. Any dividends we pay will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to certain non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) our ordinary shares are readily tradable on an established securities market in the United States (“readily tradable”), (2) we are neither a passive foreign investment company nor treated as such with respect to you for our taxable year in which the dividend is paid and the preceding taxable year, and (3) certain holding period requirements are met. Under IRS authority, common or ordinary shares are considered for purposes of clause (1) above to be readily tradable if they are listed on Nasdaq, as are our ordinary shares. You should consult your tax advisors regarding the availability of the lower capital gains rate applicable to qualified dividend income for any dividends paid with respect to our ordinary shares.

For foreign tax credit purposes, the limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, any dividends we pay with respect to our ordinary shares will generally constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” Any dividends we pay will generally constitute foreign-source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced tax rate applicable to qualified dividend income and divided by the highest tax rate normally applicable to dividends. The rules relating to the determination of the federal tax credit are complex and you should consult your tax advisors regarding the availability of a foreign tax credit in your particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of the Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of our ordinary shares equal to the difference between the amount realized for the ordinary shares and your tax basis in the ordinary shares. Subject to the market discount rules, the gain or loss will be capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. Any gain or loss that you recognize on a disposition of our ordinary shares will generally be treated as U.S. source gain or loss for foreign tax credit limitation purposes. You should consult your tax advisors regarding the proper treatment of gain or loss in your particular circumstances.

Passive Foreign Investment Company

Based on the current and anticipated valuation of our assets, including goodwill, and composition of our income and assets, we do not expect to be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our 2014 taxable year or any future taxable year. However, the application of the PFIC rules is subject to ambiguity in several respects. In addition, our actual PFIC status for the current taxable year or any future taxable year will not be determinable until after the close of each such year. Accordingly, we cannot assure you that we will not be a PFIC for our current taxable year or any future taxable year. Because PFIC status is a factual determination for each taxable year that cannot be made until after the close of each such year, Latham & Watkins LLP, our special U.S. counsel, expresses no opinion with respect to our PFIC status and also expresses no opinion with respect to our expectations set forth in this paragraph.

A non-U.S. corporation will be a PFIC for any taxable year if, applying certain look-through rules, either:

•	at least 75% of its gross income for such year is passive income, or

•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”).

We must make a separate determination each taxable year as to whether we are a PFIC. As a result, our PFIC status may change. In particular, because the value of our assets for purposes of the asset test will generally be determined by reference to the market price of our ordinary shares, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, changes in the composition of our income and assets may cause us to become a PFIC. If we are a PFIC for any taxable year during which you hold our ordinary shares, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold the ordinary shares, unless we cease to be a PFIC and you make a “deemed sale” election with respect to the ordinary shares. If such election is made, you will be deemed to have sold the ordinary shares you hold at their fair market value and any gain from such deemed sale would be subject to the consequences described in the following paragraph. After the deemed sale election, your ordinary shares with respect to which such election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

For each taxable year that we are treated as a PFIC with respect to you, you will be subject to special tax rules with respect to any “excess distribution” you receive and any gain you recognize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or recognized gain will be allocated ratably over your holding period for the ordinary shares;

•	the amount allocated to the current taxable year, and any taxable years in your holding period prior to the first taxable year in which we were a PFIC, will be treated as ordinary income; and

•	the amount allocated to each other year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

A U.S. Holder of “marketable stock” (as defined below) of a PFIC may make a mark-to-market election for such stock to elect out of the PFIC rules described above regarding excess distributions and recognized gains. If you make a mark-to-market election for the ordinary shares, you will include in gross income for each year that we are a PFIC an amount equal to the excess, if any, of the fair market value of the ordinary shares you hold as of the close of your taxable year over your adjusted basis in such ordinary shares. You will be allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as any gain from the actual sale or other disposition of the ordinary shares, will be treated as ordinary income. If you make a valid mark-to-market election, any distribution that we make would generally be subject to the tax rules discussed above under “Taxation of Dividends and Other Distributions on the Ordinary Shares,” except that the lower capital gains rate applicable to qualified dividend income generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in greater than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. Our ordinary shares are listed on Nasdaq, which is a qualified exchange or other market for these purposes. Consequently, if our ordinary shares continue to be listed on Nasdaq and are regularly traded, and you are a holder of the ordinary shares, we expect that the mark-to-market election would be available to you if we become a PFIC. Once made, the election cannot be revoked without the consent of the IRS unless the ordinary shares cease to be marketable stock. You should consult your tax advisors as to the availability and desirability of a mark-to-market election.

Alternatively, a U.S. Holder of stock of a PFIC may make a “qualified electing fund” election with respect to such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. A U.S. Holder that makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if the PFIC provides such

U.S. Holder with certain tax information as required under applicable U.S. Treasury regulations. We currently do not intend to prepare or provide the information that would enable you to make a qualified electing fund election.

In addition, if a U.S. Holder owns our notes or our ordinary shares during any taxable year that we are a PFIC, such holder may be required to file an annual report with the IRS.

A U.S. Holder should consult their tax advisors regarding the application of the PFIC rules to their investment in our notes or ordinary shares and the elections discussed above.

Possible Effect of a Change in Conversion Consideration

In some situations, we may provide for the conversion of the notes into shares of an acquirer (as described above under “Description of Notes—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales”). Depending on the circumstances, such adjustments could result in a deemed taxable exchange to a holder and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. You should consult your tax advisor regarding the U.S. federal income tax consequences of such an adjustment.

Information Reporting and Backup Withholding

Payments of interest with respect to the notes, dividends with respect to the ordinary shares and proceeds from the sale, exchange, redemption or other disposition of notes or ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status must provide such certification on IRS Form W-9. Certain individuals holding the notes or ordinary shares other than in an account at certain financial institutions may be subject to additional information reporting requirements. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information in a timely manner.

Additional Reporting Requirements

Tax return disclosure obligations (and related penalties for failure to disclose) apply to certain U.S. Holders who hold certain specified foreign financial assets in excess of certain thresholds. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also may include the notes and our ordinary shares. U.S. Holders should consult their tax advisors regarding the possible implications of these tax return disclosure obligations.

Singapore Tax Considerations

The following discussion is a summary of Singapore tax, stamp duty and estate duty considerations relevant to the purchase, ownership and disposition of our notes and our ordinary shares by an investor who is not tax resident or domiciled in Singapore and who does not carry on business or otherwise have a presence in Singapore. The statements made herein regarding taxation are based on certain aspects of the tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date hereof and are subject to any changes in such laws or administrative guidelines, or in the interpretation of those laws or guidelines, occurring after such date, which changes could be made on a retroactive basis. The statements made herein do not describe all of the tax considerations that may be relevant to all noteholders and shareholders, some of which (such as dealers in securities) may be subject to different rules. Each prospective investor should consult an independent tax advisor regarding all Singapore income and other tax consequences applicable to them from owning or disposing of our notes and ordinary shares in light of the investor’s particular circumstances.

Income Taxation Under Singapore Law

Interest payments and conversion of the notes. The notes are qualifying debt securities for purposes of the Income Tax Act, Chapter 134 of Singapore and the relevant conditions thereunder are met; accordingly, payments of interest, discount income, “prepayment fee”, “redemption premium” and “break cost” (references to “prepayment fee”, “redemption premium” and “break cost” as defined in the Income Tax Act, Chapter 134 of Singapore) are not subject to Singapore withholding tax. Where interest, discount income, prepayment fee, redemption premium or break cost is derived from the notes by any person who is not resident in Singapore and who carries on any operations in Singapore through a permanent establishment in Singapore, the tax exemption available for qualifying debt securities (subject to certain conditions) under the Income Tax Act, Chapter 134 of Singapore shall not apply if such person acquires the notes using the funds and profits of such person’s operations through a permanent establishment in Singapore. Any person whose interest, discount income, prepayment fee, redemption premium or break cost derived from the notes is not exempt from tax (including for the reasons described above) shall include such income in a return of income made under the Income Tax Act, Chapter 134 of Singapore. Even though the notes are qualifying debt securities, if at any time during the tenure of the notes, 50% or more of the issue of the notes are held beneficially or funded, directly or indirectly, by any related parties of the Company, interest, discount income, prepayment fee, redemption premium and break cost derived from the notes by (a) any related party of the Company or (b) any other person where the funds used by such person to acquire the notes are obtained, directly or indirectly, from any related party of the Company, shall not be eligible for the tax exemption. The term “related party”, in relation to a person, means any person who, directly or indirectly, controls that person, or is controlled, directly or indirectly by that person, or where he and that other person, directly or indirectly, are under the control of a common person. Pursuant to a ruling issued by the Comptroller of Income Tax, no Singapore withholding tax is applicable upon the conversion of the notes into ordinary shares.

Distributions with Respect to Ordinary Shares. Singapore does not impose withholding tax on dividends. Under the one-tier corporate tax system which currently applies to all Singapore tax resident companies, tax on corporate profits is final, and dividends paid by a Singapore tax resident company will be tax exempt in the hands of a shareholder, whether or not the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Capital Gains upon Disposition of Notes and Ordinary Shares. Under current Singapore tax laws, there is no tax on capital gains. As such, any profits from the disposal of our notes and ordinary shares would not ordinarily be taxable in Singapore. However, if the gains from the disposal of our notes and ordinary shares (including any gains arising from the conversion of our notes into ordinary shares) are construed to be of an income nature (which could be the case if, for instance, the gains arise from the carrying on of a trade or business in Singapore), the disposal profits would be taxable as income rather than capital gains. In addition, the Inland Revenue Authority of Singapore has issued a circular entitled “Certainty of Non-taxation of Companies’ Gains on Disposal of Equity Investments” in order to provide greater upfront certainty to companies which derive gains from disposal of equity investments (“Certainty of Non-taxation Circular”). According to the Certainty of Non-taxation Circular, gains derived from the disposal of ordinary shares by companies will not be taxed if the divesting company has immediately prior to the date of the share disposal held at least 20% of the ordinary shares in the investee company for a continuous period of at least 24 months. This tax treatment will only apply to disposals made during the period from June 1, 2012 to May 31, 2017 (both dates inclusive) and will not apply to divesting companies whose gains or profits from the disposal of shares are included as part of their income under section 26 of the Income Tax Act, Chapter 134 of Singapore, as well as disposals in unlisted investee companies that are in the business of trading or holding Singapore immoveable properties (other than the business of property development).

Stamp Duty

There is no Singapore stamp duty payable on the transfer of the notes. There is also no Singapore stamp duty payable in respect of the issuance or holding of our ordinary shares. In respect of shares, Singapore stamp duty will be payable if there is an instrument of transfer executed in Singapore or if there is an instrument of transfer executed outside of Singapore which is received in Singapore. Under Singapore law, stamp duty is not applicable to electronic transfers of our shares effected on a book entry basis. Assuming that no instrument of transfer of our ordinary shares will be executed or received in Singapore, we expect that no Singapore stamp duty will be payable in respect of ordinary shares purchased by U.S. holders assuming that they are acquired in book entry form through the facility established by our transfer agent and registrar in the U.S. Where shares evidenced in certificated form are transferred and an instrument of transfer is executed between the parties in Singapore, Singapore stamp duty is payable on an instrument of transfer of the shares at the rate of 0.2% of the consideration for, or market value of, the shares, whichever is higher. The Singapore stamp duty is borne by the purchaser unless there is an agreement to the contrary. Where the instrument of transfer is executed outside of Singapore and subsequently received in Singapore, Singapore stamp duty must be paid within 30 days of receipt in Singapore.

Estate Duty

Singapore estate duty has been abolished with effect from February 15, 2008 in relation to the estate of any person whose death has occurred on or after February 15, 2008.

Tax Treaties Regarding Withholding Taxes

There is no comprehensive avoidance of double taxation agreement between the United States and Singapore which applies to withholding taxes on interest, dividends or capital gains.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities with respect to Singapore law will be passed upon for us by WongPartnership LLP. Certain legal matters relating to the issuance and sale of the securities with respect to U.S. law will be passed upon for us by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Avago Technologies Limited, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended November 3, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of LSI Corporation included in Exhibit 99.1 of Avago Technologies Limited’s Current Report on Form 8-K dated May 6, 2014 (as amended by the Current Report on Form 8-K/A filed on July 8, 2014) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance And Distribution.

The following table sets forth the costs and expenses, all of which will be paid by the registrants, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC registration fee:

SEC registration fee	$128,800
Trustees’ fees and expenses	40,000
Legal fees and expenses	75,000
Blue Sky fees and expenses	5,000
Accounting fees and expenses	25,000
Miscellaneous expenses	11,200
Total	$285,000

Item 15. Indemnification of Directors and Officers.

Subject to the Singapore Companies Act and every other Act for the time being in force concerning companies and affecting the Registrant, the Registrant’s articles of association provides that every director, managing director, secretary or other officer of the Registrant and its subsidiaries and affiliates shall be entitled to be indemnified by the Registrant against any liability incurred by him in defending any proceedings, civil or criminal, in which judgment is given in his favor; or in which he is acquitted; or in connection with any application under the Singapore Companies Act in which relief is granted to him by the Court.

In addition, no director, managing director, secretary or other officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense incurred by the Registrant, through the insufficiency or deficiency of title to any property acquired by order of the directors for the Registrant or for the insufficiency or deficiency of any security upon which any of the moneys of the Registrant are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or any other loss, damage or misfortune which happens in the execution of his duties, unless the same happens through his own negligence, default, breach of duty or breach of trust.

Section 172 of the Singapore Companies Act prohibits a company from indemnifying its directors or officers against liability, which by law would otherwise attach to them for any negligence, default, breach of duty or breach of trust of which they may be guilty relating to the Registrant. However, a company is not prohibited from (a) purchasing and maintaining for any such officer insurance against any such liability, or (b) indemnifying such officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, or in connection with any application under Section 76A(13) or 391 or any other provision of the Singapore Companies Act in which relief is granted to him by the court.

The Registrant has entered into indemnification agreements with its officers and directors. These indemnification agreements provide the Registrant’s officers and directors with indemnification to the maximum extent permitted by the Singapore Companies Act. The Registrant has also obtained a policy of directors’ and officers’ liability insurance that will insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances which are permitted under the Singapore Companies Act.

ITEM 16. Exhibits.

Exhibit	Description

1.1*	Form of Underwriting Agreement.

4.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to Avago Technologies Limited’s Current Report on Form 8-K, filed on August 14, 2009).

4.2	Form of Specimen Share Certificate for Avago Technologies Limited’s Ordinary Shares (incorporated by reference to Exhibit 4.1 to Avago Technologies Limited’s Amendment No. 3 to Registration Statement on Form S-1, filed on July 14, 2009).

4.3+	Indenture, dated as of May 6, 2014, related to 2.0% Convertible Senior Notes due 2021.

4.4+	Form of Note (included in Exhibit 4.3).

4.5	Registration Rights Agreement, dated as of May 6, 2014, related to 2.0% Convertible Senior Notes due 2021 (incorporated by reference to Exhibit 10.3 to Avago Technologies Limited’s Current Report on Form 8-K, filed on May 6, 2014).

5.1+	Opinion of WongPartnership LLP

5.2+	Opinion of Latham & Watkins LLP

8.1+	Opinion of WongPartnership LLP regarding tax matters

8.2+	Opinion of Latham & Watkins LLP regarding tax matters

12.1+	Computation of Ratio of Earnings to Fixed Charges.

23.1+	Consent of PricewaterhouseCoopers LLP

23.2+	Consent of PricewaterhouseCoopers LLP

23.3+	Consent of WongPartnership LLP (included in Exhibit 5.1).

23.4+	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

24.1+	Powers of Attorney (included on signature pages).

25.1+	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the Debt Securities.

*	To be filed by amendment or as an exhibit to a report of the registrant on Form 10-K, 10-Q or 8-K and incorporated herein by reference.
+	Filed herewith.

ITEM 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 21st day of August, 2014.

AVAGO TECHNOLOGIES LIMITED

By:	/s/ Hock E. Tan
Hock E. Tan
President and Chief Executive Officer

Each person whose individual signature appears below hereby authorizes and appoints Hock E. Tan, Anthony E. Maslowski and Patricia H. McCall, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hock E. Tan Hock E. Tan	President and Chief Executive Officer (Principal Executive Officer) and Director	August 21, 2014

/s/ Anthony E. Maslowski Anthony E. Maslowski	Chief Financial Officer (Principal Financial and Accounting Officer)	August 21, 2014

/s/ James V. Diller James V. Diller	Chairman of the Board of Directors	August 21, 2014

/s/ John T. Dickson John T. Dickson	Director	August 21, 2014

/s/ Bruno Guilmart Bruno Guilmart	Director	August 21, 2014

/s/ Kenneth Y. Hao Kenneth Y. Hao	Director	August 21, 2014

/s/ Justine F. Lien Justine F. Lien	Director	August 21, 2014

Signature	Title	Date

/s/ Donald Macleod Donald Macleod	Director	August 21, 2014

/s/ Peter J. Marks Peter J. Marks	Director	August 21, 2014

/s/ Lewis C. Eggebrecht Lewis C. Eggebrecht	Director	August 21, 2014

/s/ Anthony E. Maslowski Anthony E. Maslowski	Authorized Representative in the United States	August 21, 2014

EXHIBIT INDEX

Exhibit	Description

1.1*	Form of Underwriting Agreement.

4.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to Avago Technologies Limited’s Current Report on Form 8-K, filed on August 14, 2009).

4.2	Form of Specimen Share Certificate for Avago Technologies Limited’s Ordinary Shares (incorporated by reference to Exhibit 4.1 to Avago Technologies Limited’s Amendment No. 3 to Registration Statement on Form S-1, filed on July 14, 2009).

4.3+	Indenture, dated as of May 6, 2014, related to 2.0% Convertible Senior Notes due 2021.

4.4+	Form of Note (included in Exhibit 4.3).

4.5	Registration Rights Agreement, dated as of May 6, 2014, related to 2.0% Convertible Senior Notes due 2021 (incorporated by reference to Exhibit 10.3 to Avago Technologies Limited’s Current Report on Form 8-K, filed on May 6, 2014).

5.1+	Opinion of WongPartnership LLP

5.2+	Opinion of Latham & Watkins LLP

8.1+	Opinion of WongPartnership LLP regarding tax matters

8.2+	Opinion of Latham & Watkins LLP regarding tax matters

12.1+	Computation of Ratio of Earnings to Fixed Charges.

23.1+	Consent of PricewaterhouseCoopers LLP

23.2+	Consent of PricewaterhouseCoopers LLP

23.3+	Consent of WongPartnership LLP (included in Exhibit 5.1).

23.4+	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

24.1+	Powers of Attorney (included on signature pages).

25.1+	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the Debt Securities.

*	To be filed by amendment or as an exhibit to a report of the registrant on Form 10-K, 10-Q or 8-K and incorporated herein by reference.
+	Filed herewith.